UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Halliburton Company

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April 5, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 19, 2010 at 9:00 a.m. Central Daylight Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

At the meeting, stockholders are being asked to:

•	elect the ten nominees named in the attached proxy statement to serve on the Board of Directors for the coming year;

•	ratify the selection of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for 2010; and

•	consider four stockholder proposals.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. If you attend the meeting, you may vote in person even if you have previously voted.

We appreciate the continuing interest of our stockholders in the business of Halliburton, and we hope you will be able to attend the Annual Meeting.

Sincerely,

David J. Lesar
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held May 19, 2010

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 19, 2010 at 9:00 a.m. Central Daylight Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the ten nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2010.

3.	To consider and act upon four stockholder proposals, if properly presented at the meeting.

4.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 22, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

This year we are furnishing proxy materials to our stockholders over the Internet. On or about April 5, 2010, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 proxy statement and 2009 Annual Report on Form 10-K and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 5, 2010

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

i

PROXY STATEMENT

GENERAL INFORMATION

The proxy statement is solicited by the Board of Directors of Halliburton Company (“Halliburton”, the “Company”, “we” or “us”). By executing and returning the enclosed proxy, by following the enclosed voting instructions or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to stockholders on or about April 5, 2010. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2009 accompanies this proxy statement. The Annual Report on Form 10-K shall not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 9:00 a.m. Please note that we may ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If you do not specify a vote, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 22, 2010. Halliburton’s common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 22, 2010, there were 905,316,988 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Annual Meeting. We will keep a complete list of stockholders entitled to vote at our principal executive office for ten days before, and will also have the list available at, the Annual Meeting. Our principal executive office is located at 3000 N. Sam Houston Parkway E., Building J-4, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a stockholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast, provided that if the number of nominees exceeds the number of Directors to be elected and any stockholder-proposed nominee has not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to stockholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; we will not count abstentions.

The election inspectors will treat broker non-vote shares, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote; however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

In accordance with our confidential voting policy, the stockholders’ votes will not be disclosed to Halliburton’s officers, Directors or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;
•	when disclosure is voluntarily made or requested by the stockholder;
•	when the stockholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations are independent and are not employees of Halliburton.

ELECTION OF DIRECTORS

(Item 1)

Mr. Jay A. Precourt, who has served as a Director since 1998, is retiring from the Board immediately prior to the Annual Meeting of Stockholders on May 19, 2010. He will not be a candidate for reelection for the ensuing year.

The ten nominees listed below are presently Directors of Halliburton. The common stock represented by the proxies will be voted to elect the ten nominees as Directors unless we receive contrary instructions. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

Information about Nominees for Director

       ALAN M. BENNETT, 59, Retired Interim Chief Executive Officer, H&R Block, Inc. (a tax and financial services provider); Interim Chief Executive Officer, H&R Block, Inc. 2007-2008; Senior Vice President and Chief Financial Officer, Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits), 2001-2007; joined Halliburton Company Board in 2006; Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee; Current Director of H&R Block, Inc. (since 2008) and TJX Companies, Inc. (since 2007). Former Director of Bausch & Lomb (2004-2008). The Board determined that Mr. Bennett should be nominated for election as a Director because of his financial expertise, ranging from internal audit to corporate controller to chief financial officer of a Fortune 85 company. He is a certified public accountant and also has chief executive officer experience.

       JAMES R. BOYD, 63, Retired Chairman of the Board, Arch Coal, Inc. (one of the largest United States coal producers); Chairman of the Board, Arch Coal, Inc., 1998-2006; joined Halliburton Company Board in 2006; Chairman of the Compensation Committee and member of the Health, Safety and Environment Committee; Current Director of Arch Coal, Inc. (since 1990). The Board determined that Mr. Boyd should be nominated for election as a Director because of his experience as a Chief Executive Officer, Chairman and lead Director of a large company and his career experience in corporate business development, operations and strategic planning.

       MILTON CARROLL, 59, Chairman of the Board, CenterPoint Energy, Inc. (a public utility holding company) since 2002 and Chairman of Instrument Products, Inc. (a private oil-tool manufacturing company) since 1977; joined Halliburton Company Board in 2006; member of the Compensation and the Nominating and Corporate Governance Committees; Chairman of Health Care Service Corporation (since 2002) and Director (since 1998); Director of Western Gas Partners, L.P. (since 2008). Former Director of Devon Energy (2003-2005) and EGL, Inc. (2003-2007). The Board determined that Mr. Carroll should be nominated for election as a Director because of his public company board experience as an independent Director and knowledge of the oil and natural gas services industry.

       NANCE K. DICCIANI, 62, Retired President and Chief Executive Officer, Honeywell International Specialty Materials (a diversified technology and manufacturing company); President and Chief Executive Officer, Honeywell International Specialty Materials, 2001-2008; joined the Halliburton Company Board in 2009; member of the Audit and the Health, Safety and Environment Committees; Current Director of Rockwood Holdings, Inc. (since 2008) and Praxair, Inc. (since 2008); Trustee of Villanova University (since 2009). The Board determined that Ms. Dicciani should be nominated for election as a Director because of her technical expertise in the chemical industry, international operations expertise and her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

       S. MALCOLM GILLIS, 69, University Professor, Rice University since 2004; President, Rice University, 1993-2004; joined Halliburton Company Board in 2005; member of the Audit and the Health, Safety and Environment Committees; Current Director of AECOM Technology (since 1998) and Service Corporation International (since 2004). Former Director of Electronic Data Systems Corporation (2005-2008) and Introgen Therapeutics, Inc. (2004-2009). The Board determined that Dr. Gillis should be nominated for election as a Director because of his economics and academic expertise, his executive expertise as president of a major research university and his public company board experience.

       JAMES T. HACKETT, 56, Chairman of the Board and Chief Executive Officer of Anadarko Petroleum Corporation (an independent oil and natural gas exploration and production company) since 2010; Chairman of the Board, President and Chief Executive Officer of Anadarko Petroleum Corporation, 2006-2010; President and Chief Executive Officer of Anadarko Petroleum Corporation, 2003-2006; joined Halliburton Company Board in 2008; Current Director of Fluor Corporation (since 2001). Chairman of the Federal Reserve Bank of Dallas (2006-2009). Former Director of Temple-Inland, Inc. (2000-2008). The Board determined that Mr. Hackett should be nominated for election as a Director because of his industry expertise, including significant international business experience, and his executive and board leadership experience in industry and government.

       DAVID J. LESAR, 56, Chairman of the Board, President and Chief Executive Officer of the Company since 2000; joined Halliburton Company Board in 2000. Former Director of Mirant Corporation (2000-2005) and Lyondell Chemical Company (2000-2007). The Board determined that Mr. Lesar should be nominated for election as a Director because of his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business.

       ROBERT A. MALONE, 58, President and Chief Executive Officer, The First National Bank of Sonora, Texas (a community bank), since 2009. Chairman of the Board and President, BP America Inc. (the nation’s largest producer of oil and natural gas and the second largest gasoline retailer), 2006-2009; Chief Executive Officer, BP Shipping Limited, 2002-2006; joined Halliburton Company Board in 2009; member of the Audit and the Health, Safety and Environment Committees; Current Director of Peabody Energy Company (since 2009). The Board determined that Mr. Malone should be nominated for election as a Director because of his industry expertise and his executive leadership experience, including crisis management and safety performance.

       J. LANDIS MARTIN, 64, Founder and Managing Director, Platte River Ventures, L.L.C. (a private equity firm) since 2005; Chairman (1989-2005) and Chief Executive Officer (1995-2005), Titanium Metals Corporation; joined Halliburton Company Board in 1998; Lead Director and member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees; Current Director of Apartment Investment and Management Company (since 1994), Crown Castle International Corporation (since 1995) and Intrepid Potash, Inc. (since 1998). The Board determined that Mr. Martin should be nominated for election as a Director because of his industry expertise, his executive and board leadership experience and knowledge of Halliburton’s operations.

       DEBRA L. REED, 53, Executive Vice President, Sempra Energy (regulated utility), since 2010. President and Chief Executive Officer, Southern California Gas Company and San Diego Gas & Electric Company (2006-2010); President and Chief Operating Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2004-2006; joined Halliburton Company Board in 2001; Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee; Director of Avery Dennison Corporation (since 2009). Former Director of Genentech, Inc. (2005-2009). The Board determined that Ms. Reed should be nominated for election as a Director because of her executive, operational, financial and administrative expertise, and her experience as an independent director on public company boards.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission, or SEC, reflecting beneficial ownership, who own or have the right to acquire more than 5% of our common stock.

	Amount and	Percent
Name and Address	Nature of	of
of Beneficial Owner	Beneficial Ownership	Class

BlackRock, Inc.	65,030,477(1)	7.21%
40 East 52nd Street New York, NY 10022

(1)	BlackRock, Inc. is a parent holding company and is deemed to be the beneficial owner of 65,030,477 shares. BlackRock, Inc. has sole power to vote or to direct the vote of 65,030,477 shares and has sole power to dispose or to direct the disposition of 65,030,477 shares.

The following table sets forth, as of March 1, 2010, the amount of our common stock owned beneficially by each Director, each Director Nominee, each of the executive officers named in the Summary Compensation Table on page 27 and all Directors, Director Nominees and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership
	Sole	Shared
	Voting and	Voting or
Name of Beneficial Owner or	Investment	Investment		Percent
Number of Persons in Group	Power(1)	Power		of Class

Alan M. Bennett	20,110				*
James R. Boyd	40,110				*
James S. Brown	312,111				*
Milton Carroll	13,145				*
Albert O. Cornelison, Jr.	270,327				*
Nance K. Dicciani	12,717				*
S. Malcolm Gillis	21,636				*
James T. Hackett	10,341				*
David J. Lesar	2,055,338				*
Robert A. Malone	7,717				*
J. Landis Martin	89,638				*
Mark A. McCollum	210,988				*
Jay A. Precourt	72,306				*
Timothy J. Probert	265,673				*
Debra L. Reed	26,436	500	(2)		*
Shares owned by all current Directors, Director Nominees and executive officers as a group (20 persons)	4,014,345				*

*	Less than 1% of shares outstanding.

(1)	Included in the table are shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 1, 2010 for the following: Mr. Brown — 44,827; Mr. Cornelison — 87,734; Mr. Lesar — 869,192; Mr. McCollum — 75,199; Mr. Precourt — 20,000; Mr. Probert — 128,920; and five unnamed executive officers — 178,859. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2)	Ms. Reed has shared voting and investment power over 500 shares held in her husband’s Individual Retirement Account.

CORPORATE GOVERNANCE

In 1997, our Board adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since then, our corporate governance guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board. Our Board’s Corporate Governance Guidelines, as revised in March 2010, can be found on the Corporate Governance page of our website www.halliburton.com and in Appendix A to this proxy statement.

Our Board also wants our stockholders to understand how the Board conducts its affairs in all areas of its responsibility. The full text of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees’ charters are available on our website.

On our website, we have posted our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. Any waivers to our code of ethics for our executive officers can only be made by our Audit Committee. There were no waivers of the code of ethics in 2009.

Our Board is charged with approving related persons transactions involving our Directors, executive officers or any nominees for Director and any greater than 5% stockholders and their immediate family members. We have adopted a policy governing related persons transactions. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we and our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10 percent beneficial ownership interest in, another entity). The Board will only approve related persons transactions when the Board determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board will apply the following standards and such other standards it deems appropriate:

•	whether the related person transaction is on terms comparable to terms generally available with an unaffiliated third-party under the same or similar circumstances;
•	the benefits of the transaction to us;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

THE BOARD OF DIRECTORS AND
STANDING COMMITTEES OF DIRECTORS

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each of the standing committees are comprised of non-employee Directors, and in the business judgment of the Board, all of the non-employee Directors are independent, except Mr. James T. Hackett. The Board has made the determination regarding the independence of non-employee Directors based on the independence standards set forth in our corporate governance guidelines. The Board determined that Mr. Hackett was no longer independent because the amount of payments made by Anadarko Petroleum Corporation, of which Mr. Hackett is the Chairman and Chief Executive Officer, to Halliburton for services and products during 2009 exceeded 2% of Anadarko Petroleum Corporation’s gross revenues that year. As a result of this determination, Mr. Hackett stopped serving as a member of our Audit Committee and our Compensation Committee on March 22, 2010. Our independence standards, which meet the requirements of the New York Stock Exchange, or NYSE, provide that a Director will be considered independent if he or she:

•	has not been employed by us or our affiliates in the preceding three years and no member of the Director’s immediate family has been employed as one of our or our affiliates’ executive officers in the preceding three years;
•	has not received, and does not have an immediate family member that has received for service as one of our executive officers, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from us, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	is not (A) a current partner or employee of our independent auditor, and (B) was not during the past three calendar years a partner or employee of our independent auditor and personally worked on our audit;
•	does not have an immediate family member who (A) is a current partner of our independent auditor, (B) is a current employee of our independent auditor who personally works on our audit, and (C) was during the past three calendar years, a partner or employee of our independent auditor and personally worked on our audit;
•	is not a current employee of one of our or our affiliates’ customers or suppliers and does not have an immediate family member who is a current executive officer of one of our or our affiliates’ customers or suppliers that made payments to, or received payments from, us or our affiliates in an amount which exceeds the greater of $1 million or 2% of our customer’s or supplier’s consolidated gross revenues within any of the preceding three years; and
•	has not been within the preceding three years part of an interlocking directorate in which our chief executive officer or another of our executive officers serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

There were no transactions, relationships or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors. The definition of independence and compliance with this policy is periodically reviewed by the Nominating and Corporate Governance Committee.

During the last fiscal year, the Board met on 6 occasions, the Audit Committee met on 9 occasions, the Compensation Committee met on 4 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Nominating and Corporate Governance Committee met on 2 occasions. The non-employee Directors of the Board met in executive session, with no Halliburton personnel present, on 5 occasions. All members of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year. Our corporate governance guidelines provide that all Directors should attend our Annual Meeting. All of our Directors attended the 2009 Annual Meeting. The Board of Directors, as part of its review and evaluation of the Company’s succession planning process, discusses succession planning throughout the year, and holds a specific succession planning session with the CEO and Chief Human Resources Officer each December.

Halliburton’s By-laws give the Board the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. Halliburton’s Board of Directors has chosen to combine the roles of Chief Executive Officer and Chairman of the Board, which positions are held by Mr. Lesar. The Board believes that having Mr. Lesar fill both roles remains the best leadership structure for Halliburton at this time. Mr. Martin is our Lead Director. As Lead Director, he presides over the executive sessions of the non-employee Directors. Mr. Martin also reviews and approves the agenda items to be considered at meetings of the Board of Directors. Except for Messrs. Hackett and Lesar, the Board is composed of independent Directors. Halliburton had a practice of having key committees of the Board comprised of independent directors long before the enactment of the Sarbanes-Oxley Act of 2002 and the implementation of the New York Stock Exchange Corporate Governance Rules mandating this. As a result, Halliburton has established, existing and independent processes for the effective oversight of critical issues entrusted to independent Directors, such as the integrity of Halliburton’s financial statements, CEO and senior management compensation, Board evaluation and selection of Directors.

For the above reasons, the Board does not believe that a separation of the CEO and Chairman positions will provide any meaningful additional oversight. Moreover, the Board believes its current leadership structure positions Halliburton to achieve the optimal result for its stockholders. At the present time, the Board firmly believes that combining the offices contributes to a more efficient and effective Board. Because the CEO bears primary responsibility for managing the day-to-day business of Halliburton, the Board believes that Mr. Lesar is best suited to chair Board meetings and ensure that key business issues and stockholders’ interests are brought to the attention of the Board.

Halliburton has implemented an Enterprise Risk Management system to identify and analyze enterprise level risks and their potential impact on Halliburton. At least annually, our Senior Vice President and Treasurer, who heads Halliburton’s Risk Management Committee, reports to the Audit Committee of the Board of Directors on Halliburton’s policies with respect to risk assessment and risk management. Executive officers of Halliburton are assigned responsibility for the various categories of risk, with the Chief Executive Officer being ultimately responsible to the Board of Directors for all risk categories. The responsibility of the Chief Executive Officer for all risk matters is consistent with his being primarily responsible for managing the day-to-day business of Halliburton.

To foster better communication with our stockholders, we established a process for stockholders to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE and the SEC. The methods of communication with the Board, which follow, include mail, a dedicated telephone number and an e-mail address.

Contact the Board

You may choose one of the options listed below to report complaints about Halliburton’s accounting, internal accounting controls or auditing matters to the Audit Committee, or other concerns to the Board.

•	Complaints relating to Halliburton’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
•	Other concerns will be referred to the Lead Director.
•	All complaints and concerns will be received and processed by the Halliburton Director of Business Conduct.
•	Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

o	required or advisable in connection with any governmental investigation or report;
o	in the interests of Halliburton, consistent with the goals of Halliburton’s Code of Business Conduct; or
o	required or advisable in Halliburton’s legal defense of the matter.

Call	Write	E-mail
888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company P.O. Box 42806 Houston, Texas 77242-2806	BoardofDirectors@halliburton.com

Halliburton’s Director of Business Conduct, a Halliburton employee, reviews all stockholder communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications, and significant communications addressed to a named Director are promptly sent to the Director. Copies of all communications are available for review by any Director.

Information regarding these methods of communication is also on our website, www.halliburton.com, under “Corporate Governance”.

Members of the Committees of the Board of Directors

		Health, Safety and	Nominating and Corporate
Audit Committee	Compensation Committee	Environment Committee	Governance Committee

Alan M. Bennett*	James R. Boyd*	James R. Boyd	Alan M. Bennett
Nance K. Dicciani	Milton Carroll	Nance K. Dicciani	Milton Carroll
S. Malcolm Gillis	Debra L. Reed	S. Malcolm Gillis	J. Landis Martin
Robert A. Malone		Robert A. Malone	Debra L. Reed*
Jay A. Precourt		J. Landis Martin
Jay A. Precourt*

*	Chairperson

Audit Committee

Halliburton’s Audit Committee consists of Directors who, in the business judgment of the Board, are independent under Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. In addition, in the business judgment of the Board, all five members of the Audit Committee, Alan M. Bennett, Nance K. Dicciani, S. Malcolm Gillis, Robert A. Malone and Jay A. Precourt, have accounting or related financial management experience required under the listing standards and have been designated by the Board as “audit committee financial experts”. As noted on page 6 of this proxy statement, Mr. Hackett has been determined to no longer be an independent Director as a result of the amount of business between Halliburton and Anadarko Petroleum Corporation in 2009. As a result, his service on the Audit Committee ended on March 22, 2010. Mr. Hackett’s name appears with the other Audit Committee members’ names on the Audit Committee Report on page 49 of this proxy statement because he was serving as a member of the Audit Committee at the time the actions summarized in that report were taken. The Audit Committee’s role is one of oversight, while Halliburton’s management is responsible for preparing financial statements. The independent public accounting firm appointed to audit our financial statements (the “principal independent public accountants”) is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

•	Recommending the appointment of the principal independent public accountants to the Board, and together with the Board, being responsible for the appointment, compensation, retention and oversight of the work of the principal independent public accountants;
•	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;
•	Reviewing Halliburton’s financial policies and accounting systems and controls;
•	Reviewing audited financial statements and interim financial statements;
•	Preparing a report for inclusion in Halliburton’s proxy statement regarding the Audit Committee’s review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
•	Approving the services to be performed by the principal independent public accountants; and
•	Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

The Audit Committee also reviews Halliburton’s compliance with its Code of Business Conduct. The Audit Committee meets separately with the principal independent public accountants, internal auditors and management to discuss matters of concern, and to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

The primary function of the Compensation Committee is to ensure that our compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced stockholder value and that the program is administered in a fair and equitable manner consistent with established policies and guidelines.

The Compensation Committee’s responsibilities include, but are not limited to:

•	Developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•	Reviewing and discussing the annual Compensation Discussion and Analysis disclosure with executive management, and determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K;
•	Reviewing the evaluation of the CEO’s performance by the non-employee members of the Board and then, based upon such evaluation, making a recommendation to the non-employee members of the Board regarding the CEO’s compensation for the next year;
•	Specifically reviewing and approving all actions relating to compensation, promotion and employment-related arrangements (including severance arrangements) for specified officers of Halliburton, its subsidiaries and affiliates;
•	Establishing annual performance criteria and reward schedules under our Annual Performance Pay Plan (or any other similar or successor plans) and certifying the performance level achieved and reward payments at the end of each plan year;
•	Establishing performance criteria and award schedules under our Performance Unit Program (or any other similar or successor plans) and certifying the performance level achieved and award payments at the end of each performance cycle;

•	Approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
•	Administering awards under our Stock and Incentive Plan and our Supplemental Executive Retirement Plan (or any other similar or successor plans);
•	Selecting an appropriate peer group or peer groups against which to measure our total executive compensation program;
•	Reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
•	Reviewing and approving the stock allocation budget among all employee groups of Halliburton, its subsidiaries and affiliates;
•	Periodically monitoring and reviewing overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines;
•	Reviewing and approving appointments to the Administrative Committee which oversees the day-to-day administration of some of our non-qualified executive compensation plans;
•	Retaining persons having special competence (including consultants and other third-party service providers) as necessary to assist the Compensation Committee in fulfilling its responsibilities and maintaining the sole authority to retain and terminate these persons, including the authority to approve fees and other retention terms; and
•	Performing such other duties and functions as the Board may from time to time delegate.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

•	Reviewing and assessing Halliburton’s health, safety and environmental policies and practices and proposing modifications or additions as needed;
•	Overseeing the communication and implementation of these policies throughout Halliburton;
•	Reviewing annually the health, safety and environmental performance of Halliburton’s operating units and their compliance with applicable policies and legal requirements; and
•	Identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Reviewing periodically the corporate governance guidelines adopted by the Board and recommending revisions to the guidelines as appropriate;
•	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations;
•	Reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
•	Assessing the appropriate mix of skills and characteristics required of Board members;
•	Identifying and screening candidates for Board membership;
•	Establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;
•	Reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
•	Recommending candidates to fill vacancies on the Board;
•	Reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;
•	Reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;
•	Reviewing annually any stockholder proposals submitted for inclusion in Halliburton’s proxy statement and recommending to the Board any Halliburton statements in response; and
•	Reviewing periodically Halliburton’s Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors. Stockholders may nominate Directors at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Vice President and Corporate Secretary at the address set forth on page 1 of this proxy statement, and for the Annual Meeting of Stockholders in 2011, must be received at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the 2010 Annual Meeting of Stockholders, or no later than February 18, 2011 and no earlier than January 19, 2011. The notice shall set forth:

•	as to each person the stockholder proposes to nominate for election or reelection as a Director:

o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of Halliburton common stock that are beneficially owned by the person, including derivatives, hedged positions and other economic or voting interests;
o	a statement whether the nominee intends to tender the advance resignation described in Section 4 of our By-laws;
o	any undisclosed voting commitments or other arrangements with respect to the proposed nominee’s actions as a director;
o	other arrangements or matters that would prevent the proposed nominee from being considered an independent director under our Corporate Governance Guidelines and applicable stock exchange listing standards; and
o	all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	as to the stockholder giving the notice:

o	the name and record address of the stockholder; and
o	the class and number of shares of Halliburton common stock that are beneficially owned by the stockholder, including derivatives, hedged positions and other economic or voting interests; and

•	information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors. Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Personal characteristics:

o	highest personal and professional ethics, integrity and values;
o	an inquiring and independent mind;
o	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;
•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;
•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations;
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and
•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. In selecting Director nominees, the Board first considers the personal characteristics and business experience criteria as set forth in Halliburton’s Corporate Governance Guidelines.

Halliburton also identifies nominees based on the specific needs of the Company and the Board at the time a nominee is sought. Halliburton values all types of diversity, including diversity of its Board of Directors. In evaluating the overall mix of qualifications for a potential nominee, the Board also takes into account overall Board diversity in personal background, race, gender, age and nationality.

Process for the Selection of New Directors. The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. The Committee retained the executive search firm, Korn/Ferry International, to assist its search in identifying and evaluating Director nominees, and this search firm identified Ms. Dicciani as a potential Director candidate. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Vice President and Corporate Secretary.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and Company performance on both a short- and long-term basis;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive stockholder value;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

These objectives serve to assure our long-term success and are built on the following compensation principles:

•	Executive compensation is managed from a total compensation perspective (i.e., base salary, short- and long-term incentives and retirement are reviewed altogether).
•	Consideration is also given to each component of the total compensation package in order to provide our Named Executive Officers, or NEOs, with competitive, market-driven compensation opportunities.
•	All elements of compensation are compared to the total compensation packages of a comparator peer group that includes both competitors and general industry that reflect the markets in which we compete for business and people.

Executive Compensation Procedures

Our compensation procedures guide the actions taken by the Compensation Committee, or Committee. This ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter. The Committee reviews and approves total compensation annually, which includes:

•	Selecting and engaging an external, independent consultant;
•	Identifying the comparator peer group companies;
•	Reviewing market data on benchmark positions; and
•	Reviewing performance results against operating plans and our comparator peer group.

These procedures set the platform for the final determination of total compensation for our NEOs.

Our internal stock nomination process under the Halliburton Company Stock and Incentive Plan ensures that all award grant dates are prospective and not retroactive. For NEOs, the grant date is the day the Committee determines annual compensation actions, generally in December of each year. However, awards may be approved by the Committee throughout the year as they determine, such as for retention or performance purposes. Exercise prices are set at the closing stock price on the date of the approved grant. Actual stock grants authorized for NEOs in 2009 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2009 and Outstanding Equity Awards at Fiscal Year End 2009 tables.

Role of the CEO in Setting Compensation

While assisting the Committee in setting executive compensation for the other NEOs only, the CEO along with the independent, external consultant to the Committee, are guided by our compensation principles. They also consider current business conditions and make the following recommendations to the Committee:

•	Base salary increases, taking into account comparator peer group data, and the NEO’s individual performance and role within the company.
•	Performance measures, target goals, and award schedules for short-term incentive opportunities under our performance pay plan with performance targets being set relative to the projected business cycle and business plan.
•	Long-term incentive awards made under the Halliburton Company Stock and Incentive Plan, including developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually, reviewing the rationale and guidelines for annual stock awards, and recommending changes to the grant types, when appropriate.

•	Discretionary retirement awards, as awarded under the Halliburton Company Supplemental Executive Retirement Plan, which are calculated by an external actuary.

The CEO does not provide recommendations concerning his own total compensation. Neither he nor other members of Halliburton management are present when the CEO’s total compensation is discussed by the Committee. The Committee discusses the elements of his total compensation in executive session and makes a recommendation to all of the non-employee members of the Board for discussion and final approval.

Use of Independent Consultants and Advisors

Beginning on July 1, 2009, Pearl Meyer & Partners, or Pearl Meyer, was engaged by the Committee as its independent, external compensation consultant, replacing Hewitt Associates. The Committee changed consultants because the Committee thought it was important to engage a compensation consultant that did not provide other services for Halliburton. Pearl Meyer provides only executive compensation consulting services for the Committee. Pearl Meyer does not provide any other services for Halliburton. The primary responsibilities of the independent, external compensation consultant are to:

•	Provide the Committee with independent and objective market data;
•	Conduct compensation analysis;
•	Recommend potential changes to the comparator peer group;
•	Recommend plan design changes; and
•	Review and advise on pay programs and pay levels.

These services are provided as requested by the Committee throughout the year.

The Committee previously engaged Hewitt Associates as its independent, external compensation consultant until June 30, 2009. The contract for executive compensation consulting services with Hewitt Associates was entered into by the Committee. Through June 30, 2009, Hewitt Associates was paid $72,000 for executive compensation consulting services. Hewitt Associates also performs benefit administration services for Halliburton under a separate contract entered into by Halliburton management, with no involvement of or approval by the Committee. During 2009, Hewitt Associates was paid $7,884,297 for these benefit administration services.

Executive Compensation Benchmarking

The companies comprising the comparator peer group are selected based on the following considerations:

•	Market capitalization;
•	Revenue and number of employees;
•	Scope in terms of global impact and reach; and
•	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. The comparator peer group is reviewed annually by the Committee to ensure relevance, with data provided to them by the independent, external consultant. The Committee targets between twenty and twenty-five companies for its comparator peer group.

Comparator Peer Group

The 2009 comparator peer group was composed of specific peer companies within the energy industry as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2009 calendar year.

Changes were made to the comparator peer group from the prior year. Sunoco Inc., Goodyear Tire and Rubber Co., and Eastman Kodak Co. were removed for 2009 due to their reduced market capitalization and different business cycles from the energy sector. TXU Corp. was removed following its acquisition by a private equity firm.

To ensure an appropriate number of companies are in our comparator peer group, National Oilwell Varco, Inc., Smith International, Inc., and Weatherford International, Ltd. were added for 2009. All three are direct competitors of ours in the energy services sector and thus match our business cycles.

The comparator peer group used for our 2009 compensation review includes the following companies:

• 3M Company	• Johnson Controls, Inc.
• Alcoa Inc.	• National Oilwell Varco, Inc.
• Anadarko Petroleum Corporation	• Occidental Petroleum Corporation
• Apache Corporation	• Paccar Inc.
• Baker Hughes Incorporated	• Raytheon Co.
• Deere and Company	• Schlumberger Ltd.
• Devon Energy Corporation	• Smith International, Inc.
• Emerson Electric Co.	• Textron Inc.
• Hess Corporation	• The Williams Companies Inc.
• Honeywell International Inc.	• Weatherford International, Ltd.

A slightly different comparator peer group is utilized for the 2009 cycle Performance Unit Program and is described in the Long-term Incentives: Performance Units section.

Role of Market Data

We use regression analysis in considering total compensation benchmarking data because of variances in market capitalization and revenue size among the companies comprising our comparator peer group. These adjusted values are used as the basis of comparison of compensation between our executives and those of the comparator peer group.

Total executive compensation for each NEO is structured to target market competitive pay levels at the 50th percentile in base pay and short- and long-term incentive opportunities, as defined in our Executive Compensation Strategy. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

The independent, external consultant gathers and performs an analysis of market data to determine how each element of Halliburton’s total compensation for its NEOs compares to that of our comparator peer group and advises the Committee on the market data and its results.

INTEGRATION OF COMPENSATION COMPONENTS, PLAN DESIGN, AND DECISION-MAKING FACTORS

The Committee considers all elements of the executive compensation package for each NEO for the upcoming year in December. The Committee receives historical and prospective breakdowns of the total compensation components for each NEO as follows:

•	Individual five-year total compensation history, which includes base salary, short- and long-term incentives, and other benefits and perquisites;
•	Income realized from prior restricted stock and option awards;
•	Stock wealth accumulation based on total stock holdings;
•	Total Company-awarded stock position, including vested and unvested awards; and
•	Detailed supplemental retirement award calculations.

Along with historical and prospective breakdowns, a competitive analysis is prepared by the independent, external consultant for each NEO, comparing each of their individual components of compensation as well as total compensation to that of the comparator peer group. This competitive analysis consists of market data comparing each of the pay elements at the 25th, 50th and 75th percentiles of the comparator peer group to current compensation for each of the NEOs.

In making compensation decisions, each of the following compensation elements is reviewed separately and collectively:

•	Base salary;
•	Short-term (annual) incentives;
•	Long-term incentives;
•	Supplemental executive retirement benefits; and

•	Other benefits, including perquisites and broad-based benefits such as health and welfare benefits.

Of these elements, all but base salary and certain health and welfare benefits are variable and at risk of forfeiture. The Committee uses base salary as the primary reference point for determining the target value and actual value of each of the above elements of compensation, individually and in the aggregate, for each NEO. This assists the Committee in confirming that our compensation package for NEOs is appropriate and competitive to our comparator peer group.

The Committee then considers the following subjectively when making final compensation determinations:

•	How compensation elements serve to appropriately motivate and reward each NEO;
•	Competitively positioning each NEO’s total compensation to retain their services;
•	Individual NEO performance in reaching financial and operational objectives;
•	Sustained levels of performance, future potential, time in position, and years of service with us; and
•	Other factors including operational or functional goals, as the Committee determines are appropriate.

These factors are considered on an unweighted basis in making final pay decisions and to ensure internal equity among positions having similar scope and responsibility.

After considering these factors, the Committee then sets the final compensation opportunity for each NEO so that their actual total compensation is consistent with our Executive Compensation Philosophy of paying at the 50th percentile or higher for those years of superior performance and paying below the 50th percentile when performance does not meet competitive standards.

The procedures used to set compensation for each of the NEOs are the same. Variations do exist in the amounts of compensation among the NEOs as a result of each NEO’s position and corresponding scope of responsibility, individual performance, length of time in the role and differences in the competitive market pay levels for positions in the comparator peer group.

Generally, in years when the Company achieves financial results substantially above or below expectations, actual compensation may fall outside the initial targets established by the Committee. These situations can occur, for example, as a result of industry-wide factors such as changes in demand for services.

Determination of CEO and NEO Target Total Compensation

When determining the base salary and stock awards for Mr. Lesar, the Committee takes into consideration competitive market pay levels for the CEOs within the comparator peer group. They also consider Mr. Lesar’s accomplishments in the areas of business development and expansion, management succession, development and retention of management, and the achievement of financial and operational objectives.

Each year, Mr. Lesar and the members of the Board agree upon a set of objectives based on the categories listed in our corporate governance guidelines which include:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton and its operating units;
•	Performance of the business;
•	Development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	Accomplishment of strategic objectives; and
•	Development of management.

The Board determined that Mr. Lesar met these objectives in 2009 through the following achievements:

•	Halliburton and its business units achieved strong relative performance against competitors on revenue, margins and Return on Capital Employed (performance of the business);
•	Led organization during the global recession through internal communication, high visibility with employees, and increased customer interface (leadership and vision);
•	Continued international focus, identified areas of future growth, and developed relationships with key customers (accomplishment of strategic objectives and development and implementation of initiatives to provide long-term economic benefit to Halliburton);

•	Continued to enhance the overall management succession process in the company and focused senior management on talent development initiatives (development of management);
•	Evaluated the strategic fit of possible acquisitions and the appropriateness of divestitures to enable continued growth and focus on our core business (leadership and vision and development and implementation of initiatives to provide long-term economic benefit to Halliburton); and
•	Communicated regularly with the members of the Board providing status reports and notification of issues of immediate concern (integrity and keeping the Board informed on matters affecting Halliburton and its operating units).

The Committee considers Mr. Lesar’s performance evaluation when determining his total compensation, including base salary and short- and long-term incentives, including stock awards.

Other NEO target total compensation is determined similarly to that of the CEO. Actual total compensation, including base salary, stock awards and short- and long-term incentives, for our NEOs were targeted to the 50th percentile pay levels of peer positions for 2009.

Base Salary

The Committee sets base salary at the median of the comparator group in an effort to control fixed costs and to reward for performance in excess of the median through variable components of pay.

In evaluating market comparisons in setting base salary, the Committee also considers the following factors:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive; however, individual salaries are not necessarily adjusted each year.

Base pay amounts for the NEOs are listed in the Summary Compensation Table. For 2009:

•	Mr. Lesar received a 10.0% increase in January 2009 to align his base salary with the comparator peer group.
•	Mr. McCollum received a 20.0% increase in January 2009 to bring his base salary closer to the 50th percentile of our comparator peer group.
•	Mr. Brown received a 41.0% increase in January 2009 to reflect his 2008 promotion to President of our Western Hemisphere operations and to bring his base salary closer to the 50th percentile of our comparator peer group.
•	Mr. Cornelison received a 2.7% increase in January 2009 to align his base salary with the 50th percentile of our comparator peer group.
•	Mr. Gaut did not receive a salary increase for 2009 as his base salary was already aligned with the 50th percentile of our comparator peer group. Mr. Gaut resigned as an executive officer of Halliburton effective March 31, 2009 and took early retirement on August 1, 2009.
•	Mr. Probert received a 7.1% increase in January 2009 to bring his base salary closer to the 50th percentile of our comparator peer group.

In an effort to help manage fixed costs during the downturn, all our NEOs took a voluntary 5% reduction in base salary on April 1, 2009. Further to this initiative, Mr. Lesar took an additional 5% reduction in his base salary on May 1, 2009. Mr. Lesar’s base salary will be restored to the level it was prior to these reductions once the broader employee population has received base pay adjustments. The other NEOs base salary was restored, on January 1, 2010, to the level it was prior to the 5% reductions.

Short-term (Annual) Incentives

The Committee established the Annual Performance Pay Plan to:

•	Reward executives and other key members of management for improving financial results that drive the creation of economic value for our stockholders; and
•	Provide a means to connect individual cash compensation directly to our performance.

The Annual Performance Pay Plan provides an incentive to our NEOs to achieve the business objective of generating more earnings than normally expected by the investors who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA.

CVA is a financial measurement that demonstrates the amount of economic value added to our business. The formula for calculating CVA is as follows:

Operating Income
  + Interest Income
  + Foreign Currency Gains (Losses)
  + Other Nonoperating Income (Expense), Net
= Net Operating Profit
  − Income Taxes
=
Net Operating Profit After Taxes

Net Invested Capital
x Weighted Average Cost of Capital
=
Capital Charge

Cash Value Added (CVA) = Net Operating Profit After Taxes — Capital Charge

Net Operating Profit After Taxes equals the sum of operating income plus interest income plus foreign currency gains (losses) plus other nonoperating income (expense), net reduced by our expected income tax expense.

Capital Charge equals total assets (excluding deferred income tax assets) less total liabilities (excluding debt and deferred income tax liabilities) multiplied by a weighted average cost of capital percentage.

Cash Value Added is computed monthly and accumulated throughout the calendar year. Adjustments in the calculation of the CVA payout may, at times, be approved by the Committee and can include the treatment of unusual items that may have impacted our actual results.

At the beginning of each plan year, the Committee approves an incentive award schedule that equates given levels of CVA performance with varying reward opportunities paid in cash. The performance goals range from “Threshold” to “Target” to “Maximum”.

Threshold reflects the minimum CVA performance level which must be achieved in order for awards to be earned and Maximum reflects the maximum level that can be earned. For 2009, Threshold CVA was based on 70% of planned operating income, Target CVA on 100% of planned operating income and Maximum CVA on 130% of planned operating income.

These goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels believed to be sufficient to meet or exceed stockholder expectations of our performance, as well as expectations of the relative performance of our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving these goals.

In determining CVA awards, we typically apply a planned income tax rate (which may exclude large, non-recurring drivers of our effective income tax rate) and weighted average cost of capital percentage when determining actual CVA performance.

Over the past ten years, the performance pay plans achieved Maximum performance levels six times, achieved Target performance level two times, and fell short of the Threshold performance level two times.

Individual incentive award opportunities are established at Threshold, Target and Maximum performance levels as a percentage of base salary at the beginning of the plan year. The maximum amount a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set the 2009 performance goals for the NEOs based on company-wide consolidated CVA results. For Messrs. Brown and Gaut, part of their performance goals also included metrics to align them with the business operations they oversee. In addition to CVA, Messrs. Brown and Gaut were also measured on the sum of Division Net Operating Value Added (NOVA) and on the sum of Hemisphere NOVA. NOVA utilizes balance sheet items under direct or indirect Division or Region control. It excludes interest income and foreign exchange gains and losses from operating income and uses only selected assets for the capital charge calculation that can be directly or indirectly impacted by personnel decisions. As such, NOVA functions similarly to CVA.

The Committee set their individual Threshold, Target, and Maximum levels of opportunities under the plan as a percentage of January 1, 2009 annual base salary as follows:

	Threshold	Target	Maximum
NEO	Opportunity	Opportunity	Opportunity

Mr. Lesar	48%	120%	240%
Mr. McCollum	30%	75%	150%
Mr. Brown	30%	75%	150%
Mr. Cornelison	30%	75%	150%
Mr. Gaut	30%	75%	150%
Mr. Probert	30%	75%	150%

Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2009 table.

The CVA targets for 2009 were $221 million at Threshold, $585 million at Target and $1,049 million at Maximum. Actual CVA for 2009 was $183 million, resulting in no earned awards for the NEOs during 2009. This is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-term Incentives

The Committee established the Stock and Incentive Plan to achieve the following objectives:

•	Reward consistent achievement of value creation and operating performance goals;
•	Align management with stockholder interests; and
•	Encourage long-term perspectives and commitment.

Our Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock and units, performance shares and units, stock appreciation rights, and stock value equivalents, also known as phantom stock. Under the Stock and Incentive Plan, the Committee may, at its discretion, select from among these types of awards to establish individual long-term incentive awards.

Long-term incentives represent the largest component of total executive compensation opportunity. We believe this is appropriate given our principle that executive pay should be closely tied to stockholder interests and is at-risk based on performance.

For 2009, we used a combination of long-term incentive vehicles, including time-based restricted stock, performance units, and nonqualified stock options. For NEOs, other than Mr. Lesar, operations-based incentives in the form of performance units targeted 40% of the long-term incentive value, another 40% was delivered through restricted stock and the remaining 20% was delivered in stock options.

Combination of Long-term Incentive Vehicles

Messrs. McCollum, Brown, Cornelison, Gaut and Probert all approximated this combination of long-term incentive vehicles.

Mr. Lesar’s combination of long-term incentive vehicles was different from the other NEOs because of the Stock and Incentive Plan $5,000,000 limit on performance units. Therefore, his long-term incentives were targeted 27% in the form of performance units, with the balance of long-term incentives allocated 49% to restricted stock and 24% to stock options.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. Stock options and restricted stock are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock provides a significant retention incentive while performance units shift the focus to improving long-term returns on capital employed, as measured in relation to the comparator peer group for the Performance Unit Program.

In determining the size of long-term incentive awards, the Committee first considers market data references to the long-term incentive value for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s review of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The 2009 long-term incentive awards for each NEO were based primarily on market data.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under the Stock and Incentive Plan and the individual awards for each NEO made in 2009 are listed in the Grants of Plan-Based Awards in Fiscal 2009 table. All annual awards to NEOs were made in December 2009 and were approved by the Committee.

Restricted stock grants are generally subject to a graded vesting schedule of 20% over 5 years. However, different vesting schedules may be utilized at the discretion of the Committee. Restricted shares receive dividend payments.

Stock option awards vest over a three-year graded vesting period with 33 1/3% of the grant vesting each year. All options are priced at the closing stock price on the date the grant is approved by the Committee.

The stock and option award columns in the Summary Compensation Table reflect the aggregate grant date fair value of the restricted stock and option awards for each NEO.

Performance Units

The Performance Unit Program was designed to provide NEOs and other selected executives with incentive opportunities based on the level of achievement of pre-established performance objectives during three-year performance periods. The purpose of the program is to reinforce Halliburton’s objectives for sustained long-term performance and value creation. It is also intended to reinforce strategic planning processes, balance short- and long-term decision making and help provide competitive total compensation opportunities.

The program measures our consolidated Return on Capital Employed, or ROCE, compared to both absolute goals and relative goals, as measured by the results achieved by our comparator peer group companies.

ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

ROCE =	Net income + after-tax interest expense

(Return on Capital Employed)	Shareholders’ equity (average of beginning and end of period) + Debt (average of beginning and end of period)

The comparator peer group used for the Performance Unit Program is comprised of oilfield equipment and service companies and domestic and international exploration and production companies. We use this comparator peer group for the Performance Unit Program because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate basis for measuring our relative performance against the industry.

The comparator peer group for the 2009 cycle Performance Unit Program includes:

• Anadarko Petroleum Corporation	• Marathon Oil Corporation
• Apache Corporation	• Nabors Industries Ltd.
• Baker Hughes Incorporated	• National Oilwell Varco, Inc.
• BJ Services Company	• Schlumberger Ltd.
• Cameron International Corporation	• Smith International, Inc.
• Chesapeake Energy Corporation	• Transocean Ltd.
• Devon Energy Corporation	• Weatherford International, Ltd.
• Hess Corporation

The program allows for rewards to be paid in cash, stock or a combination of cash and stock. The first cycle began in 2001. Since that time the program has achieved slightly below target for the 2001 cycle, at target for the 2002 cycle, between target and maximum for the 2003 cycle, and exceeded maximum for the 2004, 2005, 2006 and 2007 cycles.

2007 cycle Performance Unit Program Payout for NEOs

The 2007 cycle of the Performance Unit Program ended on December 31, 2009. Results for this cycle included the achievement of performance beyond the Maximum level on both absolute measures and measures relative to our comparator peer group. Halliburton’s three-year average ROCE for the 2007 cycle in absolute terms was 21.53% while the three-year average for the comparator group was 15.74% at the 75th percentile. Halliburton’s 2009 ROCE calculation was adjusted to exclude the impact of the issuance of senior notes totaling $2 billion during the first quarter of 2009. Halliburton borrowed this amount in order to provide additional liquidity in light of the worldwide financial and credit crisis. Because this borrowing was not contemplated when the performance targets were set, the Committee determined that the adjustment was appropriate in approving rewards for the 2007 cycle. These amounts were paid in cash during 2010.

The amounts presented in the column, Non-Equity Incentive Plan Compensation in the Summary Compensation Table, represent the amounts earned by the NEOs in 2009 under the 2007 cycle of the Performance Unit Program. These amounts are also discussed in the narrative following the Summary Compensation Table for all NEOs.

2009 cycle Performance Unit Program Opportunities for NEOs

Individual incentive opportunities are established based on market references and in accordance with our practice of granting a mix of long-term incentive vehicles. The Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2009 table indicate the potential payout for each NEO under the Performance Unit Program for the 2009 cycle. The potential payouts are performance driven and completely at risk.

Mr. Lesar has a Target payout potential of $2,500,000 and a Maximum payout potential of $5,000,000 if the maximum goals of the 2009 cycle Performance Unit Program are met or exceeded.

Messrs. McCollum, Brown and Gaut were provided a Target opportunity level of 125% and Maximum opportunity level of 250%, utilizing their January 1, 2009 annual base pay. Mr. Cornelison was provided a Target opportunity level of 115% and Maximum opportunity level of 230%, utilizing his January 1, 2009 annual base pay. Mr. Probert was provided a Target opportunity level of 75% and Maximum opportunity level of 150%, utilizing his January 1, 2009 annual base pay.

Opportunity levels were determined based upon market data of our comparator peer group and the NEO’s role within the organization. Actual payout amounts, if any, will not be known until after December 31, 2011.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service.

The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

The calculation takes into account the following variables:

•	Base salary;
•	Years of service;
•	Age;
•	Employer portion of qualified plan savings;
•	Age 65 value of any defined benefit plan; and
•	Existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually, which include a base pay increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all Company retirement sources to produce an annual retirement benefit of 75% of final base pay. Company retirement sources include any qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions can be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $7.9 million is needed at age 65 to produce an annual retirement benefit equal to 75% of final base pay. The participant is projected to have $2.1 million in his qualified benefit plans at retirement and $3.0 million in his nonqualified retirement plans at retirement. Since the total of these two sources is $5.1 million, a shortfall of $2.8 million results. This is the amount needed to achieve the 75% pay replacement objective. Such shortfall may be offset through annual contributions to the SERP which will total $2.8 million at age 65.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved by the Committee at their discretion.

Allocations are made annually for each NEO who participates in the SERP, as approved by the Committee. However, participation one year does not guarantee future participation. The average annual amounts allocated over the history of participation are as follows: Mr. Lesar: $232,250; Mr. McCollum: $103,714; Mr. Brown: $281,000; Mr. Cornelison: $130,500; Mr. Gaut: $113,285; and Mr. Probert: $92,143.

In 2009, the Committee authorized retirement allocations under the SERP to all NEOs as listed in the 2009 Nonqualified Deferred Compensation table and also included in the All Other Compensation column in the Summary Compensation Table.

Messrs. Lesar, McCollum, Cornelison, Gaut, and Probert are fully vested in their respective account balances. Balances earn interest at an annual rate of 5%. Beginning in 2005 and continuing through 2008, the SERP required executives to have participated in the plan for five or more consecutive years in order for those contributions to vest. Mr. Brown began participating in the SERP in 2008 and as a result, he is not fully vested in his SERP account. In 2009, the Committee approved a change to the vesting schedule of the SERP for awards made in 2009 and in future years. The new vesting schedule requires participants to be at least 55 years of age with 10 years of service with Halliburton or meet the Rule of 70 (age plus years of service equal 70 or more). This change was made to increase the retentive value of the plan.

OTHER EXECUTIVE BENEFITS AND POLICIES

Retirement and Savings Plan

All NEOs participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contributions included in the Supplemental Table: All Other Compensation detail the amounts contributed by the Company on behalf of each NEO under the plan.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

The Elective Deferral Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or eligible incentive compensation are allowed each calendar year. Gains or losses are credited based upon the participant’s election from among four benchmark investment choices with varying degrees of risk.

In 2009, Messrs. Brown, Gaut, and Probert participated in this plan by deferring a percentage of their compensation. Mr. Lesar has an account balance from participation in prior years. Messrs. McCollum and Cornelison are not participants in the plan. Further details can be found in the 2009 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code.

In 2009, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2009 Nonqualified Deferred Compensation table.

Defined Benefit Pension Plans

With the exception of Mr. Cornelison, who participated in the Dresser Industries Consolidated Retirement Plan prior to the merger with Dresser Industries, Inc., no other NEO participated in any defined benefit pension plans as we no longer offer these types of plans to our U.S. employees. Also, the NEOs are not participants in any previously offered pension plans, which are now also frozen.

Mr. Cornelison’s benefit amounts are reflected in the Pension Benefits Table, with the change in value reflected in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Perquisites

Health care and insurance coverage for our NEOs is the same as that provided to all active employees. In addition, we provide our NEOs and other highly compensated employees a physical examination benefit to be voluntarily utilized on an annual basis.

Country club memberships are limited and provided on an as-needed basis for business purposes only. Messrs. Brown, Cornelison, and Gaut had club memberships in 2009.

We do not provide cars or car allowances. However, to allow for maximum efficiency and productive use of time, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work while he is in Dubai and Houston.

A taxable benefit for executive financial planning is provided with the amount dependent on the NEO’s level within the company. This benefit does not include tax return preparation. It is paid, only if used, on a reimbursable basis.

We also provided for adequate security assessments and measures at the personal residences of Mr. Lesar during 2009.

Mr. Lesar uses company aircraft for all travel. Other than Mr. Lesar, no other NEO used company aircraft for personal use in 2009. Spouses are allowed to travel on select business trips.

In 2007, Mr. Lesar relocated to Dubai and became an expatriate under our business practice regarding long-term expatriate assignments. Mr. Lesar continues to waive his right to certain assignment allowances provided under the terms of our business practice with the exception of a goods and services differential and host country housing, utilities, and transportation.

A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by ORC Worldwide, a third-party consultant. Costs associated with Mr. Lesar’s car and driver and his housing and utilities while in Dubai are taxable as income to him. As part of his expatriate assignment, Mr. Lesar participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country.

Specific amounts for the above mentioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation immediately following the Summary Compensation Table.

Clawback Policy

Adopted by the Board in 2007, we have a clawback policy that will seek to recoup incentive compensation in all appropriate cases paid to, awarded, or credited for the benefit of a NEO if:

•	The amount of incentive compensation was calculated on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
•	The NEO engaged in fraudulent conduct that caused the need for the restatement; and
•	The amount of incentive compensation that would have been awarded or paid to the NEO, had our financial results been properly reported, would have been lower than the amount actually paid or awarded.

Any NEO who receives incentive compensation based on the achievement of financial results that are subsequently the subject of a restatement will not be subject to recoupment unless the NEO personally participates in the fraudulent conduct.

Stock Ownership Guidelines

In September 2008, the Committee adopted stock ownership guidelines for specified officers, which include all the NEOs, to further align their interests with our stockholders.

As a result, Mr. Lesar is encouraged to own Halliburton common stock of an amount equal to or in excess of five times his annual base salary. The other NEOs are encouraged to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary. The Committee reviews their holdings, which include restricted shares, exercised options, and all other Halliburton common stock personally held by the NEO, at each December meeting. Each NEO has 5 years from the date of the adoption of the guidelines to meet them.

As of December 31, 2009, all NEOs meet the guidelines.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability, and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short- and long-term incentive plans, nonqualified account balances, and health benefits, among others. The Post-Termination Payment tables in this proxy statement indicate the impact of various termination events on each element of compensation for the NEOs.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including tax deductibility of compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives; however, we may from time to time pay compensation to our executives that may not be fully deductible.

Our Stock and Incentive Plan enables qualification of stock options, stock appreciation rights, and performance share awards as well as short- and long-term cash performance plans under Section 162(m).

To the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the CEO and CFO where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the CEO and CFO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Halliburton Company is responsible for establishing and maintaining competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who can considerably impact stockholder value. We also ensure that such programs are administered in a fair and equitable manner consistent with established policies and procedures.

Pursuant to our Charter, we are generally responsible for establishing the Company’s overall compensation philosophy and objectives and are specifically responsible for reviewing, approving and monitoring compensation strategies, plan design, guidelines, and practices as they relate to the named executive officers of the Company.

Our Committee consists entirely of independent, non-employee Directors appointed annually by the full Board. The composition of our Committee is reviewed annually to provide for adequate and reasonable rotation of members and to ensure that each member meets the criteria set forth in applicable Securities and Exchange Commission, New York Stock Exchange and Internal Revenue Code rules and regulations. As noted on page 6 of this proxy statement, Mr. Hackett has been determined to no longer be an independent Director as a result of the amount of business between Halliburton and Anadarko Petroleum Corporation in 2009. As a result, his service on the Compensation Committee ended on March 22, 2010. Mr. Hackett’s name appears with the other Compensation Committee members’ names in this report because he was serving as a member of the Compensation Committee at the time the actions summarized in the report were taken. Executive sessions, without members of Company management present, are regularly held. In addition, we invite all non-employee Board members to attend and participate in all our committee meetings; however, non-committee members are not entitled to vote.

We meet no less than four scheduled times per year and follow a pre-established calendar of actions. This calendar guides our Committee Chairperson, who coordinates with Halliburton’s Chief Executive Officer and executive compensation staff, in establishing the agenda for each meeting.

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James R. Boyd, Chairman
Milton Carroll
James T. Hackett
Debra L. Reed

SUMMARY COMPENSATION TABLE

The following tables set forth information regarding the CEO, CFO, the three other most highly compensated executive officers of Halliburton, and a retired executive as of the fiscal year ended December 31, 2009.

							Change In
							Pension
						Non-Equity	Value and
				Stock	Option	Incentive Plan	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(2)	($)(2)	($)	($)	($)	($)

David J. Lesar	2009	1,328,708	0	3,081,750	1,649,027	5,000,000	111,256	1,263,925	12,434,666
Chairman of the Board, President	2008	1,300,000	0	3,901,692	998,270	8,120,000	86,074	1,128,752	15,534,788
and Chief Executive Officer	2007	1,300,000	0	3,712,140	1,383,761	7,433,860	67,294	982,904	14,879,959

Mark A. McCollum	2009	577,500	0	974,420	521,421	581,000	4,393	316,067	2,974,801
Executive Vice President and	2008	500,000	0	1,118,355	316,133	1,045,000	2,816	240,566	3,222,870
Chief Financial Officer	2007	415,000	150,000	405,900	150,001	677,165	1,781	184,931	1,984,778

James S. Brown	2009	529,375	0	1,094,755	585,636	570,000	16,663	516,586	3,313,015
President — Western Hemisphere	2008	390,000	0	4,096,836	297,272	809,500	7,897	333,404	5,934,909

Albert O. Cornelison, Jr.	2009	543,813	0	865,825	463,628	1,210,000	26,212	487,536	3,597,014
Executive Vice President and	2008	550,000	0	595,212	152,364	1,870,000	21,706	406,113	3,595,395
General Counsel	2007	550,000	0	623,610	232,502	1,458,465	14,975	460,456	3,340,008

C. Christopher Gaut(1)	2009	379,167	0	0	0	1,291,667	170,921	1,417,228	3,258,983
Retired President —	2008	650,000	0	644,556	164,934	2,304,983	81,364	302,488	4,148,325
Drilling and Evaluation Division	2007	625,000	0	785,970	300,002	1,901,438	92,090	319,230	4,023,730

Timothy J. Probert	2009	433,125	0	1,094,755	585,636	615,000	75,705	186,352	2,990,573
President — Global Business Lines and
Corporate Development

(1)	Mr. Gaut was approved for early retirement effective August 1, 2009 by mutual agreement with Halliburton. He received a severance benefit in the amount of two times his annual base pay at the time of separation in the amount of $1,300,000, a full year of participation in the 2009 Halliburton Annual Performance Pay Plan and vesting of all restricted stock. Additionally, he maintains the full 10-year period to exercise unexercised stock options. Mr. Gaut’s nonqualified compensation payments did not begin until six months from the date of his early retirement in accordance with Section 409A of the Internal Revenue Code. Not all payments to be made to Mr. Gaut are shown in the Summary Compensation Table. In 2010, Mr. Gaut received the following payments: $960,266 for the Halliburton Company Supplemental Executive Retirement Plan, $4,568,528 for the Halliburton Company Elective Deferral Plan and $225,444 for the Halliburton Company Benefit Restoration Plan. Mr. Gaut also entered into a non-compete agreement with us. Mr. Gaut agreed not to work for a competitor of Halliburton during the next three years beginning with his separation date of August 1, 2009. If he complies with the terms of the agreement, he will receive payments, to the extent earned, under the 2007, 2008 and 2009 cycles of the Performance Unit Program on a pro-rated basis in a lump sum payment. The amount of $1,291,667 reflected in the table above under Non-Equity Incentive Plan Compensation represents the amount that will be paid under the 2007 cycle Performance Unit Program if Mr. Gaut complies with the terms of the non-compete agreement.

(2)	The amounts reflected in the Stock Awards and Option Awards columns for 2008 and 2007 have been revised from the amounts disclosed in prior year proxy statements to reflect the grant date fair value of the awards in place of the gross compensation expense associated with the awards.

Salary. The amounts represented in the Salary column are attributable to annual salary earned by each NEO. Information related to salary increases and reductions in 2009 is discussed in the Compensation Discussion and Analysis under Base Salary.

Bonus. No bonus amounts were made to any NEOs in 2009. The amount represented in the Bonus column is attributable to a one-time lump sum award to Mr. McCollum in 2007 for his involvement with the KBR, Inc. separation, which was completed in 2007. This award was discretionary with the payment amount based on his role and involvement with the event.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock awarded in 2009. Accounting Standards Codification (ASC) 718 requires the reporting of the aggregate grant date fair value of stock awards granted to the NEO during the fiscal year. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

Option Awards. The amounts in the Option Awards column reflect the grant date fair value of the stock options awarded in 2009. ASC 718 requires the reporting of the aggregate grant date fair value of stock options granted to the NEO during the fiscal year. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 10 to the Consolidated Financial

Statements, Shareholders’ Equity and Stock Incentive Plans, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2009.

Non-Equity Incentive Plan Compensation. The amounts represented in the Non-Equity Incentive Plan Compensation column are for amounts earned in 2009, to be paid in 2010. The total amount shown consists of payments made for the 2007 cycle Performance Unit Program. Information about our Non-Equity Incentive Plan Compensation programs can be found in the Compensation Discussion and Analysis.

The Threshold, Target and Maximum amounts for the 2009 Halliburton Annual Performance Pay Plan and the 2009 cycle of the Performance Unit Program can be found in the Grants of Plan-Based Awards in Fiscal 2009 table under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

As discussed in the Compensation Discussion and Analysis, no amounts were earned under the 2009 Halliburton Annual Performance Pay Plan because the minimum threshold performance level was not achieved.

The 2007 cycle Performance Unit Program amounts paid to each NEO are: $5,000,000 for Mr. Lesar; $581,000 for Mr. McCollum; $570,000 for Mr. Brown; $1,210,000 for Mr. Cornelison; and $615,000 for Mr. Probert. The amount of $1,291,667 will be paid to Mr. Gaut under the 2007 cycle Performance Unit Program if Mr. Gaut complies with the terms of the non-compete agreement.

The amounts paid to the NEOs for the 2007 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2009 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. The Grants of Plan-Based Awards in Fiscal Year 2009 table indicates the potential award amounts for Threshold, Target and Maximum under the 2009 cycle Performance Unit Program, which will close on December 31, 2011. The Summary Compensation Table shows amounts paid for a prior program cycle, the 2007 cycle, which closed on December 31, 2009.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2009. The 120% AFR rate used for determining above-market earnings in 2009 was 5.02%.

Change in Pension Value. Because the present value of Mr. Cornelison’s accumulated benefits as of December 31, 2009 was more than the present value of accumulated benefits as of December 31, 2008, a change in pension value of $2,624 is reflected in the Pension Benefits Table.

Change in NQDC Earnings.

Halliburton Company Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for terminated participant accounts in the Halliburton Company Supplemental Executive Retirement Plan is 10% as defined by the plan document. The above-market earnings for terminated participant accounts equal 4.98% (10% (plan interest) minus 5.02% (120% AFR rate)). As a terminated participant, Mr. Gaut earned $14,709 in above-market earnings on his balance in the Halliburton Company Supplemental Executive Retirement Plan. The amount shown in this column differs from the amounts shown for the Halliburton Company Supplemental Executive Retirement Plan in the 2009 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2009 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only. The current interest rate for active participant accounts is 5% as defined by the plan document, so the other NEOs did not earn above-market earnings on their account balances in 2009.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. The current interest rate for the Halliburton Company Benefit Restoration Plan is 10% as defined by the plan document. The above-market earnings associated with this plan equals 4.98% (10% (plan interest) minus 5.02% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Benefit Restoration Plan in the 2009 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2009 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Benefit Restoration Plan as follows: $80,401 for Mr. Lesar; $4,393 for Mr. McCollum; $3,468 for Mr. Brown; $14,743 for Mr. Cornelison; $9,502 for Mr. Gaut; and $6,060 for Mr. Probert.

In September 2009, the Committee approved an interest rate change to the Halliburton Company Benefit Restoration Plan. Effective January 1, 2010, participants will earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average earnings for the balances associated with the Halliburton Company Elective Deferral Plan were 8.79%. The above-market earnings associated with this plan equals 3.77% (8.79% minus 5.02% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Elective Deferral Plan in the 2009 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2009 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

Messrs. Lesar, Brown, Gaut and Probert earned above-market earnings for balances associated with the Halliburton Company Elective Deferral Plan as follows: $30,855 for Mr. Lesar; $13,195 for Mr. Brown; $146,710 for Mr. Gaut; and $69,645 for Mr. Probert. Messrs. McCollum and Cornelison are not participants in the Halliburton Company Elective Deferral Plan and do not have any prior balances in the plan.

In September 2009, the Halliburton Administrative Committee approved a change to the investment options offered to participants in the Halliburton Company Elective Deferral Plan. Effective January 1, 2010, the Plan’s “Moody’s +2%” investment fund was closed to new deferrals and balance transfers and was replaced by a fund that accrues interest at a rate equal to the monthly average of the composite yields on corporate bonds, as published by Moody’s Investors Services, Inc.

ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The current interest rate for both the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. is 10%, as defined by the plan documents. The above-market earnings associated with these plans equals 4.98% (10% (interest for plans) minus 5.02% (120% AFR rate)).

Mr. Cornelison earned above-market earnings for his balances in the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The amounts for each plan are: $209 and $8,636, respectively.

The amounts shown in this column differ from the amounts shown for the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. in the 2009 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2009 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for items listed in the All Other Compensation column can be found in the following supplemental table entitled Supplemental Table: All Other Compensation.

SUPPLEMENTAL TABLE: ALL OTHER COMPENSATION

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2009.

											Supplemtl
					Halliburton		Restricted	HRSP	HRSP	Benefit	Executive
	Employee		Financial	Halliburton	Giving		Stock	Employer	Basic	Restoration	Retirement	All
	Physical	Parking	Planning	Foundation	Choices	HALPAC	Dividends	Match	Contribution	Plan	Plan	Other	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	1,081	2,360	15,000	100,000	1,000	5,000	285,277	12,250	9,800	97,534	412,000	322,623	1,263,925
Mark A. McCollum	0	2,360	0	39,000	840	5,000	33,892	12,250	9,800	29,925	183,000	0	316,067
James S. Brown	0	0	0	0	600	1,200	91,932	11,202	9,800	25,594	351,000	25,258	516,586
Albert O. Cornelison, Jr.	1,403	2,360	0	0	300	5,000	43,985	8,319	9,800	26,893	128,000	261,476	487,536
C. Christopher Gaut	500	0	0	30,000	0	3,333	25,315	12,167	0	12,075	0	1,333,838	1,417,228
Timothy J. Probert	0	1,180	4,500	0	912	720	25,059	5,414	4,331	29,236	115,000	0	186,352

Employee Physical. The Employee Physical Program provides NEOs the opportunity to have an annual physical examination to encourage an ongoing habit of health and wellness. Participation in the program is strictly voluntary. The amount shown is based on the value of services the NEO received less any medical insurance covered benefits.

Parking. In 2009, the Houston Corporate headquarters moved to a location that does not require payment for parking. The amounts shown represent the costs to Halliburton for parking prior to the move. Messrs. Brown and Gaut officed at locations without reserved parking spaces or a cost associated with parking.

Financial Planning. This program allows NEOs to receive financial planning services by accredited financial planners. Tax planning is not covered under this program. The amount is based on the services the NEO received in 2009. If they do not utilize the program, the amount is forfeited.

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals and primary schools of their choice. The Halliburton Foundation matches donations, up to $20,000 on a two-for-one basis. Mr. Lesar participates in the Halliburton Foundation’s matching program for Directors, which allows his contributions up to $50,000 to qualified organizations to be matched on a two-for-one basis.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. Halliburton matches donations by contributing ten cents for every dollar contributed by employees up to a maximum of $1,000. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2009.

Halliburton Political Action Committee. The Halliburton Political Action Committee allows NEOs and other eligible employees to donate to political candidates and participate in the political process. Halliburton matches the donation dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2009.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2009.

Halliburton Retirement and Savings Plan Employer Match. The amount shown is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. Halliburton matches up to 5% of each employee’s eligible base pay, up to the 401(a)(17) compensation limit of $245,000 in 2009.

Halliburton Retirement and Savings Plan Basic Contribution. This is the contribution Halliburton made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan. If actively employed on December 31, 2009, each employee receives a contribution equal to 4% of their eligible base pay, up to the 401(a)(17) compensation limit of $245,000 in 2009.

Halliburton Company Benefit Restoration Plan. This is the award earned under the Halliburton Company Benefit Restoration Plan in 2009. The plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other Company sponsored plans and to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Associated interest, awards, and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2009 Nonqualified Deferred Compensation table. Above-market interest earned on these awards and associated balances are shown in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Halliburton Company Supplemental Executive Retirement Plan. These are awards approved under the Halliburton Company Supplemental Executive Retirement Plan as discussed in the Supplemental Executive Retirement Plan section of the Compensation Discussion and Analysis. Awards are approved by the Halliburton Compensation Committee annually. The plan provides a competitive level of pay replacement for key executives upon retirement. Associated interest, awards and beginning and ending balances for the Halliburton Company Supplemental Executive Retirement Plan are included in the 2009 Nonqualified Deferred Compensation table.

All Other.

•	Pension Equalizer Program and Associated Tax Equalization Payment. Mr. Cornelison is the only NEO who participates in the Dresser Industries, Inc. Pension Equalizer Plan. A subsequent tax equalization payment is also paid to ensure the NEO, along with other participants in the plan, receives the full benefit of the plan amount. Mr. Cornelison’s pension equalizer payment was $167,403 with a subsequent tax equalization payment of $92,742 for a total of $260,145.

•	Country Club Membership Dues. The amount is based on the monthly membership fees. Club memberships are approved for business purposes only. During 2009, Messrs. Cornelison, Brown and Gaut had club memberships paid by us. The amounts incurred were $25,258 for Mr. Brown, $1,331 for Mr. Cornelison, and $6,188 for Mr. Gaut.

•	Aircraft Usage. Mr. Lesar uses Company aircraft for all travel for security reasons as requested by the Board of Directors. The incremental cost to Halliburton for his personal use of the Company plane in 2009 was $86,388. Other than Mr. Lesar, no other NEO used our aircraft for personal use in 2009. Spouses are allowed to travel on select business trips. For total compensation purposes in 2009, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger fees, flight planning services and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit and similar fees; and passenger ground transportation.

•	Home Security. The Company provides security for residences based on a risk assessment which considers the NEO’s position. In 2009, a total of $56,516 for security maintenance fees was paid for the residences of Mr. Lesar.

•	Car/Driver. A car and driver have been assigned to Mr. Lesar while in the U.S. so that he can work while in transit to allow him to meet customer and Company needs. The amount has been determined by his average commute time multiplied by his driver’s hourly rate. The cost to us was $9,386 in 2009. In addition, Mr. Lesar is provided with a car and driver in Dubai with an associated taxable income expense of $4,710.

•	Other Compensation for Mr. Lesar. Mr. Lesar continues to be an expatriate because of his move to Dubai, UAE. In 2009, he received $97,694 tax equalization, $22,981 for a Cost of Living Adjustment; $3,983 of imputed income for housing and utilities; $5,000 for equity loss reimbursement; $6,500 for expatriate tax return preparation and $21,495 imputed income for excess benefits. All imputed income amounts are associated with his expatriate assignment and other expatriates on similar assignments receive similar adjustments as well. In addition, Mr. Lesar received a reimbursement in the amount of $7,971 for moving and storage expenses for certain household and home office items.

•	Other Compensation for Mr. Gaut. Mr. Gaut’s other compensation consisted of: $1,300,000 severance payment; $15,000 cash in lieu of outplacement services; $10,000 cash in lieu of financial planning services and $2,650 cash in lieu of executive physical.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

The following table represents amounts associated with the 2009 cycle Performance Unit Program, 2009 Annual Performance Pay Plan and restricted stock and stock option awards granted in 2009 for our NEOs.

							All Other
						All Other	Option Awards:
						Stock Awards:	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under Non-				Number of	Securities	Base Price	Fair Value
		Equity Incentive Plan Awards				Shares of	Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum		Stock or Units	Options	Awards	and Option
Name	Date	($)	($)	($)		(#)	(#)	($/Share)	Awards ($)

David J. Lesar		1,250,000	2,500,000	5,000,000	(1)
		686,400	1,716,000	3,432,000	(2)
	12/01/2009					105,000			3,081,750
	12/01/2009						128,400	29.35	1,649,027

Mark A. McCollum		375,000	750,000	1,500,000	(1)
		180,000	450,000	900,000	(2)
	12/01/2009					33,200			974,420
	12/01/2009						40,600	29.35	521,421

James S. Brown		343,750	687,500	1,375,000	(1)
		165,000	412,500	825,000	(2)
	12/01/2009					37,300			1,094,755
	12/01/2009						45,600	29.35	585,636

Albert O. Cornelison, Jr.		324,875	649,750	1,299,500	(1)
		169,500	423,750	847,500	(2)
	12/01/2009					29,500			865,825
	12/01/2009						36,100	29.35	463,628

C. Christopher Gaut		406,250	812,500	1,625,000	(1)
		195,000	487,500	975,000	(2)

Timothy J. Probert		168,750	337,500	675,000	(1)
		135,000	337,500	675,000	(2)
	12/01/2009					37,300			1,094,755
	12/01/2009						45,600	29.35	585,636

(1)	Indicates opportunity levels under the 2009 cycle of the Performance Unit Program. The cycle will close on December 31, 2011.

(2)	Indicates opportunity levels under the 2009 Halliburton Annual Performance Pay Plan. No awards were earned under this plan in 2009.

As indicated by footnote (1), the opportunities for each NEO under the 2009 cycle Performance Unit Program if the Threshold, Target or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This program measures our consolidated Return on Capital Employed as compared to our internal goals as well as relative to our comparator peer group utilized for the program during three-year cycles. The potential payouts are performance driven and completely at risk. For more information on the 2009 cycle Performance Unit Program, refer to Long-term Incentives in the Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2009 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This plan measures company Cash Value Added and Net Operating Value Added as compared to our pre-established goals during a one-year period. The potential payouts are performance driven and completely at risk. For more information on the 2009 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentives in the Compensation Discussion and Analysis.

All restricted stock and nonqualified stock option awards are granted under the Halliburton Company Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and All Other Option Awards: Number of Securities Underlying Options were awarded to each NEO, on the date indicated, by the Compensation Committee.

The annual restricted stock grants awarded to the NEOs in 2009 are subject to a graded vesting schedule of 20% over 5 years. This vesting schedule serves to motivate our NEOs to remain with Halliburton. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which is currently $0.09 per share. However, the shares may not be sold, transferred or used as collateral until fully vested. The shares remain subject to forfeiture during the restricted period in the event of a NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2009 vest over a three-year graded vesting period with 33 1/3% of the grants vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

The Estimated Future Payouts Under Equity Incentive Plan Awards columns have been omitted because awards under the Performance Unit Program and Halliburton Annual Performance Pay Plan are expected to be paid in cash and are disclosed under Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2009.

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

David J. Lesar(1)	12/06/2000					7,000	210,630
	10/01/2001					61,762	1,858,419
	01/02/2002					92,643	2,787,628
	04/01/2002					92,642	2,787,598
	12/02/2004	46,000	0	19.31	12/02/2014
	03/03/2005	133,334	0	22.04	03/03/2015
	12/07/2005	180,000	0	32.39	12/07/2015	32,000	962,880
	12/06/2006	348,699	0	33.17	12/06/2016	59,062	1,777,176
	12/05/2007	73,800	36,900	36.90	12/05/2017	60,360	1,816,232
	12/02/2008	87,359	174,716	15.42	12/02/2018	202,423	6,090,908
	12/01/2009	0	128,400	29.35	12/01/2019	105,000	3,159,450

Total		869,192	340,016			712,892	21,450,921

Mark A. McCollum(2)	09/10/2003	13,332	0	12.17	09/10/2013
	12/02/2004	9,000	0	19.31	12/02/2014
	12/07/2005	7,000	0	32.39	12/07/2015	4,000	120,360
	12/07/2005					1,320	39,719
	12/06/2006	13,400	0	33.17	12/06/2016	9,100	273,819
	12/05/2007	8,000	4,000	36.90	12/05/2017	6,600	198,594
	02/13/2008	3,834	7,666	35.67	02/13/2018	8,240	247,942
	12/02/2008	16,800	33,600	15.42	12/02/2018	38,960	1,172,306
	12/01/2009	0	40,600	29.35	12/01/2019	33,200	998,988

Total		71,366	85,866			101,420	3,051,728

James S. Brown(3)	08/16/2000					1,000	30,090
	08/21/2001					400	12,036
	01/13/2005					4,000	120,360
	04/07/2005	2,193	0	22.56	04/07/2015	1,448	43,570
	01/06/2006	6,000	0	33.03	01/06/2016	3,200	96,288
	04/17/2006					4,000	120,360
	01/03/2007	8,934	4,466	29.87	01/03/2017	10,400	312,936
	02/13/2008	3,334	6,666	35.67	02/13/2018	8,000	240,720
	10/07/2008					68,838	2,071,335
	12/02/2008					38,400	1,155,456
	12/02/2008	16,567	33,133	15.42	12/02/2018	97,276	2,927,035
	12/01/2009	0	45,600	29.35	12/01/2019	37,300	1,122,357

Total		37,028	89,865			274,262	8,252,543

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

Albert O. Cornelison, Jr.(4)	10/01/2001					3,150	94,784
	01/02/2002					4,725	142,175
	04/01/2002					4,725	142,175
	09/11/2002					9,000	270,810
	12/07/2005	30,800	0	32.39	12/07/2015	5,640	169,708
	12/06/2006	31,200	0	33.17	12/06/2016	21,140	636,103
	12/05/2007	12,400	6,200	36.90	12/05/2017	10,140	305,113
	12/02/2008	13,334	26,666	15.42	12/02/2018	30,880	929,179
	12/01/2009	0	36,100	29.35	12/01/2019	29,500	887,655

Total		87,734	68,966			118,900	3,577,702

C. Christopher Gaut(5)	03/03/2003	200,000	0	10.25	03/03/2013
	01/02/2004	65,880	0	13.02	01/02/2014
	12/02/2004	33,000	0	19.31	12/02/2014
	12/07/2005	40,000	0	32.39	12/07/2015
	12/06/2006	46,900	0	33.17	12/06/2016
	12/05/2007	16,000	8,000	36.90	12/05/2017
	12/02/2008	14,434	28,866	15.42	12/02/2018

Total		416,214	36,866

Timothy J. Probert(6)	01/29/2003	30,000	0	9.30	01/29/2013	12,000	361,080
	06/09/2003	35,200	0	11.83	06/09/2013
	03/16/2004	14,000	0	14.43	03/16/2014
	04/07/2005	10,920	0	22.56	04/07/2015	2,400	72,216
	01/06/2006	11,000	0	33.03	01/06/2016	4,000	120,360
	01/03/2007	8,934	4,466	29.87	01/03/2017	10,400	312,936
	02/13/2008	2,800	5,600	35.67	02/13/2018	6,080	182,947
	12/02/2008	8,800	17,600	15.42	12/02/2018	20,320	611,429
	12/01/2009	0	45,600	29.35	12/01/2019	37,300	1,122,357

Total		121,654	73,266			92,500	2,783,325

(1)	Mr. Lesar’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the December 7, 2005, December 5, 2007, December 2, 2008, and December 1, 2009 awards, which will vest in equal amounts over five years.

(2)	Mr. McCollum’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the December 7, 2005, December 5, 2007, February 13, 2008, December 2, 2008, and December 1, 2009 awards, which will vest in equal amounts over five years.

(3)	Mr. Brown’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 13, 2005, April 7, 2005, January 6, 2006, April 17, 2006, February 13, 2008, December 2, 2008, and December 1, 2009 awards, which will vest in equal amounts over five years, the October 7, 2008 restricted stock award which will vest 100% on the fifth anniversary of the grant and the December 2, 2008 restricted stock award of 97,276 shares which will not begin vesting until the sixth anniversary of the award, at which time it will vest 20% annually through year ten.

(4)	Mr. Cornelison’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s ten-year vesting schedule, except for the December 7, 2005, December 5, 2007, December 2, 2008, and December 1, 2009 awards, which will vest in equal amounts over five years.

(5)	Mr. Gaut’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. The restricted stock he held became fully vested upon his early retirement on August 1, 2009.

(6)	Mr. Probert’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to vest in equal amounts over each grant’s five-year vesting schedule, except for the January 29, 2003, and January 3, 2007 awards, which will vest in equal amounts over ten years.

The nonqualified stock option awards listed under Option Awards include outstanding awards, exercisable and unexercisable, as of December 31, 2009.

The restricted stock awards under Stock Awards are the number of shares not vested as of December 31, 2009. The market value shown was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the New York Stock Exchange Composite Tape of $30.09 on December 31, 2009.

The Equity Incentive Plan Awards columns are intentionally omitted as this type of award is not utilized by us at this time.

The narratives under the Summary Compensation Table and Grants of Plan-Based Awards at Fiscal Year End 2009 table contain additional information on stock option and restricted stock awards.

2009 OPTION EXERCISES AND STOCK VESTED

The following table represents stock options exercised and restricted shares that vested during fiscal year 2009 for our NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

David J. Lesar	0	0	280,008	6,102,031
Mark A. McCollum	0	0	22,620	622,249
James S. Brown	0	0	24,616	561,261
Albert O. Cornelison, Jr.	0	0	45,129	1,123,387
C. Christopher Gaut	0	0	159,284	3,442,183
Timothy J. Probert	0	0	17,988	379,324

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing market price of Halliburton common stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested for each NEO in 2009.

2009 NONQUALIFIED DEFERRED COMPENSATION

The 2009 Nonqualified Deferred Compensation table reflects balances in Halliburton nonqualified plans as of January 1, 2009, contributions made by the NEO and us during 2009, any earnings (the net of the gains and losses on funds, as applicable) and the ending balance as of December 31, 2009. The plans are described in the Compensation Discussion and Analysis or the narratives to the Summary Compensation Table and brief summaries are provided below.

			Executive	Registrant	Aggregate	Aggregate
			Contributions	Contributions	Earnings	Balance
		01/01/09	In Last	In Last	In Last	At Last
		Balance	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year End
Name	Plan	($)	($)	($)	($)	($)

David J. Lesar	SERP	4,523,783	0	412,000	226,189	5,161,972
	Benefit Restoration	1,614,473	0	97,534	161,447	1,873,454
	Elective Deferral	786,197	0	0	71,956	858,153

	Total	6,924,453	0	509,534	459,592	7,893,579

Mark A. McCollum	SERP	599,601	0	183,000	29,980	812,581
	Benefit Restoration	88,216	0	29,925	8,822	126,963

	Total	687,817	0	212,925	38,802	939,544

James S. Brown	SERP	211,000	0	351,000	10,550	572,550
	Benefit Restoration	69,642	0	25,594	6,964	102,200
	Elective Deferral	290,518	207,969	0	66,379	564,866

	Total	571,160	207,969	376,594	83,893	1,239,616

Albert O. Cornelison, Jr.	SERP	1,067,165	0	128,000	53,358	1,248,523
	Benefit Restoration	296,035	0	26,893	29,604	352,532
	Dresser ERISA Excess	4,202	0	0	420	4,622
	Dresser ERISA Comp
	Limit	173,415	0	0	17,342	190,757

	Total	1,540,817	0	154,893	100,724	1,796,434

C. Christopher Gaut	SERP	893,271	0	0	59,551	952,822
	Benefit Restoration	190,805	0	12,075	19,081	221,961
	Elective Deferral	3,085,874	1,035,000	0	417,167	4,538,041

	Total	4,169,950	1,035,000	12,075	495,799	5,712,824

Timothy J. Probert	SERP	595,505	0	115,000	29,775	740,280
	Benefit Restoration	121,679	0	29,236	12,168	163,083
	Elective Deferral	1,395,078	652,444	0	189,029	2,236,551

	Total	2,112,262	652,444	144,236	230,972	3,139,914

Halliburton Company Supplemental Executive Retirement Plan. The SERP provides a competitive level of pay replacement for key executives upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service. Several assumptions are made annually, which include pay increase percentage, qualified and nonqualified plan contributions, qualified and nonqualified plan investment earnings, and an annuity rate.

Allocations under the SERP can be made once a year and are approved by the Compensation Committee at their discretion. The material factors and guidelines considered in making an allocation include:

•	Retirement benefits provided from other Company programs, both qualified and nonqualified;
•	Current compensation;
•	Length of service; and
•	Years of service to normal retirement.

Messrs. Lesar, McCollum, Cornelison, Gaut and Probert are fully vested in their respective account balances. Balances earn interest at an annual rate of 5%. Beginning in 2005 and continuing through 2008, the SERP required executives to have participated in the plan for five or more consecutive years in order for those contributions to vest. Mr. Brown began participating in the SERP in 2008 and as a result, he is not fully vested in his SERP account. In 2009, the Committee approved a change to the vesting schedule of the SERP for awards made in 2009 and in future years. The new vesting schedule requires participants to be at least 55 years of age with 10 years of service with Halliburton or meet the Rule of 70 (age plus years of service equal 70 or more). This change was made to increase the retentive value of the plan.

SERP amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Benefit Restoration Plan. The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other Company sponsored plans and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earned interest at an annual rate of 10% in 2009. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In September 2009, the Committee approved an interest rate change to the Halliburton Company Benefit Restoration Plan. Effective January 1, 2010, participants will earn monthly interest at 120% of the long-term applicable federal rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum.

Benefit Restoration amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Elective Deferral Plan. The Halliburton Company Elective Deferral Plan allows participants to save for retirement utilizing eligible pre-tax base and/or eligible incentive compensation. Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to four investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO monthly. The amounts shown in the Aggregate Earnings in Last Fiscal Year column reflect the aggregate of all gains and losses on outstanding balances in 2009. Only the above-market interest is shown in the Summary Compensation Table, under Change in Pension Value and NQDC Earnings.

In September 2009, the Halliburton Administrative Committee approved a change to the investment options offered to participants in the Halliburton Company Elective Deferral Plan. Effective January 1, 2010, the Plan’s “Moody’s +2%” investment fund was closed to new deferrals and balance transfers and was replaced by a fund that accrues interest at a rate equal to the monthly average of the composite yields on corporate bonds, as published by Moody’s Investors Services, Inc.

ERISA Excess Benefit Plan for Dresser Industries, Inc. The ERISA Excess Benefit Plan for Dresser Industries, Inc. pays retirement benefits accrued as of December 31, 1998, which resulted from benefits that could not be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 415. It is an unfunded excess benefit plan as defined in the Internal Revenue Code. Interest is accrued on an annual basis at the rate of 10%.

Mr. Cornelison received interest as shown in the Aggregate Earnings in Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. The ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. pays the accrued retirement benefit that cannot be paid from a Dresser defined benefit, defined contribution or other related plan because of the application of Internal Revenue Code Section 401(a)(17). Interest is accrued on an annual basis at the rate of 10%.

Mr. Cornelison received interest as shown in the Aggregate Earnings in Last Fiscal Year column. The above-market interest associated with earnings has been disclosed in the Summary Compensation Table under Change in Pension Value and NQDC Earnings.

The Aggregate Withdrawals/Distributions column has been omitted because there were no withdrawals or distributions in 2009.

PENSION BENEFITS TABLE

The following table shows the present value of the accumulated benefit for Mr. Cornelison who is a participant in a defined benefit plan. None of the other NEOs are participants in a defined benefit plan.

		Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Albert O. Cornelison, Jr.	Halliburton Retirement Plan	1.1667	31,407	0

The non-contributory Dresser Consolidated Salaried Retirement Plan was established in 1986 for the purpose of providing participants with a monthly defined benefit upon retirement. The plan was frozen on May 31, 1995. Mr. Cornelison began employment with Dresser Industries on March 14, 1994, which qualified him to participate in the plan. His participation ended when the plan was frozen. However, since he has continued working for us after the plan freeze date, he continues to accrue both vesting service and years of service with us. Mr. Cornelison is the only NEO to participate in the Dresser Consolidated Salaried Retirement Plan.

Dresser Industries and Halliburton merged on September 29, 1998, and Halliburton subsequently merged the Dresser Consolidated Salaried Retirement Plan into the Halliburton Retirement Plan on December 31, 2001. None of the other NEOs were eligible to participate in the Halliburton Retirement Plan, because participation was limited to those salaried employees who were age 55 or older as of December 31, 1996.

The present value of accumulated benefits is based on formulas that utilize final average compensation and service while Mr. Cornelison was an employee of Dresser Industries, Inc. Service from the date of hire to the date the plan was frozen is used to calculate the benefit amount. Therefore, Mr. Cornelison’s defined benefit plan service equals 1.1667. Final average compensation is based on tax form W-2 pay (within the qualified pay limit) ending on the plan freeze date of May 31, 1995.

The assumptions used to calculate the Present Value of Accumulated Benefit with a calculation date of December 31, 2009, are as follows: 5.48% discount rate, no pre-retirement mortality assumption, Pension Protection Act 2010 post-retirement valuation mortality assumption, age 65 unreduced retirement date, and no pre-retirement turnover.

Because Mr. Cornelison is eligible for early retirement under the plan (age 55 with 10 years of vesting service), the amount of his early retirement benefit is actuarially equivalent to the age 65 benefit based on a 5% interest rate and the 1971 Group Annuity Mortality Table weighted for 90% male and 10% female.

EMPLOYMENT CONTRACTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Messrs. Lesar, McCollum, Brown, Cornelison and Probert have employment agreements with Halliburton. Under the terms of Mr. Lesar’s agreement, a termination for cause is a termination for (i) gross negligence or willful misconduct in the performance of his duties and responsibilities, or (ii) a conviction of a felony. In the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause, Halliburton is obligated to pay Mr. Lesar a severance payment equal to (i) the value of any restricted shares that are forfeited because of termination, and (ii) five times his annual base salary.

Under the terms of the agreements with Messrs. McCollum, Brown, Cornelison and Probert, the reasons for termination of employment (other than death) are defined as follows:

(i) Retirement means either (a) retirement at or after normal retirement age (either voluntarily or under Halliburton’s retirement policy), or (b) voluntary termination of employment in accordance with Halliburton’s early retirement policy for other than a Good Reason. “Good Reason” means a termination of employment by employee because of (a) a material breach by Halliburton of any material provision of the employment agreement, or (b) a material reduction in employee’s rank or responsibility with Halliburton, provided that (i) employee provides written notice to Halliburton of the circumstances employee claims constitute “Good Reason” within ninety calendar days of the first to occur of such circumstances, (ii) such breach remains uncorrected for thirty calendar days following written notice, and (iii) employee’s termination occurs within one hundred eighty calendar days after the date that the circumstances employee claims constitute Good Reason first occurred.

(ii) Permanent disability means the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

(iii) Voluntary termination means a termination of employment in the sole discretion and at the election of the employee for other than Good Reason.

(iv) Termination for cause means a termination of employee’s employment by Halliburton for Cause. “Cause” means any of the following: (a) employee’s gross negligence or willful misconduct in the performance of the duties and services required of the employee; (b) employee’s final conviction of a felony; (c) a material violation of Halliburton’s Code of Business Conduct; or (d) employee’s material breach of any material provision of his or her employment agreement which remains uncorrected for thirty days following written notice of such breach to employee by Halliburton.

If Messrs. McCollum, Brown and Cornelison terminate for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination for cause, the executive is entitled to each of the following:

•	At the Committee’s election, either the retention of all restricted shares following termination or a payment equal to the value of any restricted shares that are forfeited because of termination;
•	A payment equal to two years’ base salary;
•	Any unpaid amounts earned under the Annual Performance Pay Plan in prior years; and
•	Any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated determined as if he had remained employed for the full year.

If Mr. Probert terminates for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination for cause, he is entitled to each of the following:

•	A payment equal to two years’ base salary; and
•	A single lump sum cash payment equal to value of any restricted shares that are forfeited because of termination. The payout is contingent upon compliance with a non-compete agreement and subject to vesting restrictions.

Change-In-Control Arrangements

Halliburton does not maintain individual change-in-control agreements or provide for tax gross-ups on any payments associated with change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, pro-rated to the effective date; and
•	any outstanding cash awards including, but not limited to, stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and Halliburton will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan, which has not yet been used to purchase stock.

POST-TERMINATION PAYMENTS

The following tables and narratives represent the impact of certain termination events on each element of compensation for NEOs as of December 31, 2009.

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)

David J. Lesar	Severance	0	0	0	0	0	6,435,000	6,435,000
	Annual Perf. Pay Plan	0	0	3,432,000	3,432,000	0	3,432,000	3,432,000
	Restricted Stock	0	0	21,450,921	21,450,921	0	21,450,921	21,450,921
	Stock Options	2,851,005	2,851,005	5,509,105	5,509,105	2,851,005	5,509,105	5,509,105
	Performance Units	0	0	5,000,000	5,000,000	0	0	5,000,000
	Nonqualified Plans	7,893,579	7,893,579	7,893,579	7,893,579	7,893,579	7,893,579	7,893,579
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	10,744,584	10,756,584	43,297,605	43,285,605	10,744,584	44,720,605	49,720,605

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)
Mark A. McCollum	Severance	0	0	0	0	0	1,140,000	1,140,000
	Annual Perf. Pay Plan	0	0	900,000	900,000	0	900,000	900,000
	Restricted Stock	0	0	3,051,728	3,051,728	0	3,051,728	3,051,728
	Stock Options	582,497	582,497	1,105,453	1,105,453	582,497	1,105,453	1,105,453
	Performance Units	0	0	1,266,667	1,266,667	0	0	1,266,667
	Nonqualified Plans	939,544	939,544	939,544	939,544	939,544	939,544	939,544
	Health Benefits	0	0	0	0	0	0	0

	Total	1,522,041	1,522,041	7,263,392	7,263,392	1,522,041	7,136,725	8,403,392

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)
James S. Brown	Severance	0	0	0	0	0	1,045,000	1,045,000
	Annual Perf. Pay Plan	0	0	825,000	825,000	0	825,000	825,000
	Restricted Stock	0	0	8,252,543	8,252,543	0	8,252,543	8,252,543
	Stock Options	261,528	261,528	782,315	782,315	261,528	782,315	782,315
	Performance Units	0	0	848,333	848,333	0	0	848,333
	Nonqualified Plans	1,018,066	1,018,066	1,018,066	1,018,066	1,018,066	1,018,066	1,018,066
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	1,279,594	1,291,594	11,738,257	11,726,257	1,279,594	11,922,924	12,771,257

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)
Albert O Cornelison, Jr.	Severance	0	0	0	0	0	1,073,500	1,073,500
	Annual Perf. Pay Plan	0	0	847,500	847,500	0	847,500	847,500
	Restricted Stock	0	0	3,577,702	3,577,702	0	3,577,702	3,577,702
	Stock Options	195,610	195,610	613,514	613,514	195,610	613,514	613,514
	Performance Units	0	0	1,276,500	1,276,500	0	0	1,276,500
	Nonqualified Plans	1,796,434	1,796,434	1,796,434	1,796,434	1,796,434	1,796,434	1,796,434
	Health Benefits	0	12,000	12,000	0	0	0	0

	Total	1,992,044	2,004,044	8,123,650	8,111,650	1,992,044	7,908,650	9,185,150

		Termination Event
			Early	Early
			Retirement	Retirement	Normal	Term	Term	Change in
		Resignation	w/o Appvl	w/ Appvl	Retirement	for Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)	($)
Timothy J. Probert	Severance	0	0	0	0	0	855,000	855,000
	Annual Perf. Pay Plan	0	0	675,000	675,000	0	675,000	675,000
	Restricted Stock	0	0	2,783,325	2,783,325	0	2,087,494	2,783,325
	Stock Options	1,699,212	1,699,212	1,992,130	1,992,130	1,699,212	1,992,130	1,992,130
	Performance Units	0	0	645,000	645,000	0	0	645,000
	Nonqualified Plans	3,139,914	3,139,914	3,139,914	3,139,914	3,139,914	3,139,914	3,139,914
	Health Benefits	0	0	0	0	0	0	0

	Total	4,839,126	4,839,126	9,235,369	9,235,369	4,839,126	8,749,538	10,090,369

Resignation. Resignation is defined as leaving the Company voluntarily, not having attained early or normal retirement status (see these sections for information on what constitutes these statuses). Upon resignation, the following actions will occur for a NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Performance Units. The NEO would not be eligible to receive payments, if any, under the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of an irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan. The Halliburton Elective Deferral Plan is unfunded and payments are made by us from general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten year period. Plans related to Dresser Industries, Inc., as referenced in the 2009 Nonqualified Deferred Compensation table, are unfunded and paid by us in a lump sum from general assets.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs since they resigned from the Company.

Early Retirement. A NEO becomes eligible for early retirement by either attaining age 50 or by attaining 70 points via a combination of age plus years of service. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before consideration will be given by the Compensation Committee to retention of stock awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then their stock awards would not be considered for retention.

Early Retirement (Without Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.

•	Performance Units. The NEO would not be eligible to receive payments, if any, under the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. An NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans, which requires that they have attained age 55 with ten years of service or that their age and years of service equals 70 points with a minimum of ten years of service, is eligible for a $12,000 credit. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of their early retirement, they will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after their separation, they would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. For all NEOs, except for Messrs. Lesar and Probert, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar and Probert were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Stock Options. The NEO will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.
•	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s early retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. An NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans is eligible for a $12,000 credit. Refer to the Early Retirement (Without Approval) section for more information on Health Benefits.

Normal Retirement. A NEO would be eligible for normal retirement should they cease employment at age 65 or later. The following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. For all NEOs, except for Messrs. Lesar and Probert, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar and Probert were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
•	Restricted Stock. Any restricted stock holdings would vest upon the date of normal retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Stock Options. The NEO will be granted retention of their outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.

•	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s normal retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March following the close of the cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit as they would be age 65 or older at the time of normal retirement.

Termination (For Cause). Should the NEO be terminated for cause from the Company, such as violating a Code of Business Conduct policy, the following actions will occur for their various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Stock Options. The NEO must exercise their outstanding, vested options within 30 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2009 table.
•	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (Without Cause). Should a NEO with an employment agreement be terminated without cause by Halliburton, such as termination at the convenience of the Company, then the provisions of their applicable employment agreements related to severance payments, annual performance pay plan (if applicable), and lapsing of stock restrictions would apply. In the case of Messrs. McCollum, Brown, Cornelison and Probert, payments for these items are conditioned on a release agreement being executed by the NEO. The following actions will occur for their various elements of compensation:

•	Severance Pay. Severance is paid according to terms of an employment agreement. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Messrs. McCollum, Brown, Cornelison and Probert would receive severance in the amount of two times base salary at the time of termination. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. For all NEOs, except for Messrs. Lesar and Probert, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar and Probert were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
•	Restricted Stock. For all NEOs, except Mr. Probert, restricted shares under the Stock and Incentive Plan are automatically vested or are forfeited and an equivalent value is paid to the NEO at the Compensation Committee’s discretion. Mr. Probert entered into a non-compete agreement with us and agreed not to work for a competitor of Halliburton for two years following his separation date. If he complies with the terms of the agreement, he will receive a single lump sum payment equal to the value of any restricted shares that were forfeited because of termination, subject to the terms of a vesting schedule. Mr. Probert has less than 10 years of service, so his payout currently would be limited to 75% of the value of any restricted shares that were forfeited because of termination.
•	Stock Options. If the NEO is eligible for early retirement, then they will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date. If the NEO is not eligible for early retirement, then they must exercise their outstanding, vested options within 30 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.

•	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Change-in-Control. Should a NEO be affected by a change-in-control and subsequently terminated as a result, the following actions will occur for their various elements of compensation:

•	Severance Pay. For all NEOs, except Mr. Lesar, the severance payment is calculated by multiplying their annual base salary as of the date of the NEO’s separation by two. Mr. Lesar’s severance multiple is five times base salary at the time of termination. A severance payment is only triggered in cases of termination without cause or upon the occurrence of a change-in-control. To receive severance pay, Messrs. McCollum, Brown, Cornelison and Probert are required to sign a separation agreement releasing us from all future claims. Severance paid under the terms of their employment agreement fully satisfies any and all other claims for severance under our plans or policies.
•	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, a plan participant is entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, pro-rated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the plan participant is entitled to an immediate cash payment equal to the incentive earned for the plan year. The employment contracts of Messrs. McCollum, Brown and Cornelison each provide that he is entitled to any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated determined as if he had remained employed for the full year. Such amounts shall be paid at the time that similarly situated employees are paid.
•	Restricted Stock. Restricted shares under the Stock and Incentive Plan are automatically vested.
•	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO.
•	Performance Units. In the event of a change-in-control during a performance cycle, NEOs will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, NEOs will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.
•	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2009 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
•	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs unless they were eligible for early retirement at the time of the change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	15,167,701	$25.17	50,122,083
Equity compensation plans not approved by security holders	—	—	—

Total	15,167,701	$25.17	50,122,083

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton shares with the SEC and the NYSE. Based on our records and other information, we believe that in 2009 our Directors and our officers who are subject to Section 16 met all applicable filing requirements.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings to which any Director, officer or principal stockholder, or any affiliate thereof, is a party that would be material and adverse to Halliburton.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted on page 6 of this proxy statement, our Board determined that Mr. Hackett was no longer an independent Director because of the amount of business done in 2009 between Halliburton and Anadarko Petroleum Corporation, of which Mr. Hackett is the Chairman and Chief Executive Officer. During 2009, Anadarko made payments of approximately $200 million to Halliburton for services and products. As a result of the Board’s determination, Mr. Hackett stopped serving as a member of our Compensation Committee on March 22, 2010. The Board is satisfied that the business relationship between Halliburton and Anadarko Petroleum Corporation is in the best interests of Halliburton as is Mr. Hackett’s continued service on the Board.

DIRECTORS’ COMPENSATION

Directors’ Fees and Deferred Compensation Plan

All non-employee Directors receive an annual retainer of $100,000. The Lead Director receives an additional annual retainer of $15,000 and the chairperson of each committee also receives an additional retainer annually for serving as chair as follows: Audit — $20,000; Compensation — $15,000; Health, Safety and Environment — $10,000; and Nominating and Corporate Governance — $10,000.

Under the Directors’ Deferred Compensation Plan, Directors are permitted to defer all or part of their fees. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Halliburton common stock equivalents. The plan will make distributions to the Director after retirement in a lump sum or in annual installments over a 5-or a 10-year period as elected by the Director. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Ms. Dicciani and Ms. Reed and Messrs. Bennett, Boyd, Carroll, Gillis and Hackett have elected to participate in the plan.

Directors’ Restricted Stock Awards

Each non-employee Director receives an annual award of restricted shares of common stock with a value of approximately $120,000 on the date of the award. The actual number of restricted shares of common stock is determined by dividing $120,000 by the average of the closing stock price of our common stock on each business day during the month of July. These annual awards are made on or about the first of August of each year. The value of the award may be more or less than $120,000 based on the closing price of our common stock on the date of the award in August. Additionally, when a non-employee Director is first elected to the Board, he or she receives an award of 2,000 restricted shares of common stock shortly thereafter.

Directors may not sell, assign, pledge or otherwise transfer or encumber restricted shares until the restrictions are removed. Restrictions lapse following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends on the restricted shares. Directors forfeit any shares that are restricted under the plan’s provisions following termination of service.

Charitable Contributions and Other Benefits

Matching Gift Programs. To further Halliburton’s support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of two times the amount contributed, subject to approval by its Trustees and providing the contribution meets certain criteria. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $100,000 for any Director who participates in the programs. Neither the Halliburton Foundation nor Halliburton has made a charitable contribution to any charitable organization in which a Director serves as an executive officer, within the preceding three years, that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Accidental Death and Dismemberment. We offer an optional accidental death and dismemberment policy for Directors for individual coverage or family coverage with a benefit per Director of up to $250,000 and lesser amounts for family members. Mr. Carroll, Ms. Dicciani and Mr. Malone elected individual coverage at a cost of $99 annually. Messrs. Derr, Gillis, Martin, and Precourt elected family coverage at a cost of $159 annually. We paid a total of $933 in premiums for these Directors. These premiums are included in the All Other Compensation column for those who participate.

2009 DIRECTOR COMPENSATION

			Change in
			Pension
	Fees		Value and
	Earned		Nonqualified
	or Paid in	Stock	Deferred	All Other
	Cash	Awards	Compensation	Compensation	Total
Name	($)	($)	Earnings($)	($)	($)

Alan M. Bennett	120,000	132,063	0	83,403	335,466
James R. Boyd	109,354	132,063	0	80,968	322,385
Milton Carroll	100,000	132,063	0	6,438	238,501
Kenneth T. Derr	42,967	0	0	105,641	148,608
Nance K. Dicciani	46,113	175,123	0	52,523	273,759
S. Malcolm Gillis	100,000	132,063	0	32,189	264,252
James T. Hackett	100,000	132,063	0	14,305	246,368
Robert A. Malone	62,500	176,543	0	1,668	240,711
J. Landis Martin	115,000	132,063	0	9,223	256,286
Jay A. Precourt	110,000	132,063	0	109,223	351,286
Debra L. Reed	110,000	132,063	0	29,478	271,541

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2009, but not necessarily paid in 2009. Refer to the section Directors’ Fees and Deferred Compensation Plan for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock awarded in 2009. ASC 718 requires the reporting of the aggregate grant date fair value of stock awards granted to the Director during the fiscal year. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

The numbers of shares of restricted stock outstanding at fiscal year-end are: Mr. Bennett — 18,110; Mr. Boyd — 18,110; Mr. Carroll — 13,145; Ms. Dicciani — 7,717; Dr. Gillis — 21,636; Mr. Hackett — 10,341; Mr. Malone — 7,717; Mr. Martin — 28,036; Mr. Precourt — 28,036; and Ms. Reed — 26,436. Mr. Derr retired from the Board in May 2009 and therefore, had no remaining shares of restricted stock outstanding at fiscal year-end because his restricted shares vested upon retirement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the Directors had a change in pension value or nonqualified deferred compensation earnings that represented above-market earnings in 2009.

All Other Compensation. This column includes compensation related to the Halliburton Foundation, Accidental Death and Dismemberment program, restricted stock dividends, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift programs under the Halliburton Foundation and the corresponding match provided by the Halliburton Foundation include: Mr. Bennett — $76,000; Mr. Boyd — $72,000; Mr. Derr — $100,000; Ms. Dicciani — $51,000; Dr. Gillis — $25,270; Mr. Hackett — $10,000; Mr. Precourt — $100,000; and Ms. Reed — $20,000. The amounts reflected indicate matching payments made by the Halliburton Foundation in 2009.

Directors who participated in the Accidental Death and Dismemberment program and incurred imputed income for the benefit amount of $99 for individual coverage and $159 for family coverage include: Mr. Carroll — $99; Mr. Derr — $159; Ms. Dicciani — $99; Dr. Gillis — $159; Mr. Malone — $99; Mr. Martin — $159; Mr. Precourt — $159.

Directors who received dividends on restricted stock held on Halliburton record dates include: Mr. Bennett — $5,491; Mr. Boyd — $5,491; Mr. Carroll — $3,703; Mr. Derr — $1,865; Ms. Dicciani — $1,389; Dr. Gillis — $6,760; Mr. Hackett — $2,694; Mr. Malone — $1,569; Mr. Martin — $9,064; Mr. Precourt — $9,064; and Ms. Reed — $8,488.

Directors who received dividend equivalents credited under the Directors’ Deferred Compensation Plan include: Mr. Bennett — $1,912; Mr. Boyd — $3,477; Mr. Carroll — $2,636; Mr. Derr — $3,617; Ms. Dicciani — $35; Mr. Hackett — $1,611; and Ms. Reed — $990.

AUDIT COMMITTEE REPORT

We operate under a written charter, a copy of which is available on Halliburton’s website, www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2009, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;
•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
•	received from KPMG LLP the written disclosures and letter required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence; and
•	discussed with KPMG LLP its independence.

Based on our:

•	review of the audited financial statements;
•	discussions with management;
•	discussions with KPMG LLP; and
•	review of KPMG LLP’s written disclosures and letter,

we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm’s qualifications as independent public accountants for the Company. Our review also included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS

Alan M. Bennett
Nance K. Dicciani
S. Malcolm Gillis
James T. Hackett
Robert A. Malone
Jay A. Precourt

FEES PAID TO KPMG LLP

During 2009 and 2008, Halliburton incurred the following fees for services performed by KPMG LLP.

	2009	2008
	(In millions)	(In millions)

Audit fees	$7.6	$10.1
Audit-related fees	0.3	0.2
Tax fees	2.1	2.4
All other fees	0.3	0.2

Total	$10.3	$12.9

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG LLP for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, reviews of our financial statements included in the Forms 10-Q we filed for fiscal years 2009 and 2008, and review of registration statements.

Audit-Related Fees

Audit-related fees primarily include professional services rendered by KPMG LLP for audits of some of our subsidiaries relating to transactions and the audit of our employee benefit plans.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees.

All Other Fees

All other fees comprise professional services rendered by KPMG LLP related to immigration services and other nonrecurring miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by KPMG LLP as the principal independent public accountants that examine the financial statements and the books and records of Halliburton and all audit services provided by other independent public accountants. Prior to engaging KPMG LLP for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG LLP then performs services throughout the year as approved by the Committee. KPMG LLP reviews with the Committee, at least quarterly, a projection of KPMG LLP’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. All of the fees described above provided by KPMG LLP to Halliburton were approved in accordance with the policy. Our Audit Committee considered whether KPMG LLP’s provisions of tax services and all other fees as reported above is compatible with maintaining KPMG LLP’s independence as our principal independent public accounting firm.

Work Performed by KPMG LLP’s Partners and Employees

KPMG LLP’s work on Halliburton’s audit was performed by KPMG LLP partners and employees.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

(Item 2)

KPMG LLP has examined Halliburton’s financial statements beginning with the year ended December 31, 2002. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of that firm as independent public accountants to examine the financial statements and the books and records of Halliburton for the year ending December 31, 2010. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with Halliburton in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG LLP, the Board will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2010.

† † † † † † † † †

STOCKHOLDER PROPOSAL ON HUMAN RIGHTS POLICY

(Item 3)

The Sisters of Charity of the Blessed Virgin Mary (the “Sisters”), located at 205 W. Monroe, Suite 500, Chicago, IL 60606-5062, have notified Halliburton that they intend to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement for the resolution and the Board’s statement in opposition are set forth below. As of October 13, 2009, the Sisters beneficially owned 100 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies. A number of other organizations are co-sponsors of this proposal.

Review and Implement Human Rights Policy 2010 — Halliburton Company

WHEREAS: Halliburton is one of the world’s largest oilfield services companies. The 2008 Halliburton Corporate Sustainability Report states: “. . . employing more than 55,000 people in approximately 70 countries...Halliburton’s vision is to be the preferred upstream solutions company for the development of global oil and gas assets.”

Corporations operating in countries with civil conflict, weak rule of law, endemic corruption, poor labor and environmental standards face serious risks to reputation and shareholder value when they are seen as responsible for, or complicit in, human rights violations.

Worldwide, 242 companies have adopted explicit human rights policies addressing a company’s responsibility to the communities and societies where they operate. (www.business-humanrights.org, November, 2009)

Our company’s Code of Business Conduct does not address major corporate responsibility issues, such as, human rights. Without a human rights policy, our company faces reputation risks by operating in countries, such as China, where the rule of law is weak and human rights abuses are well documented. (U.S. State Department Advancing Freedom and Democracy Report; www.state.gov/g/drl/rls/afdr/)

Negative publicity hurts our company’s reputation and has the potential to impact shareholder value. Halliburton’s former subsidiary KBR has been linked to trafficking-related concerns, including substandard living conditions, forced labor and confiscating employee passports, (Kathmandu Post 4-20-09, Washington Business Journal 8-27-08) The high-profile case of a female employee, who has sued KBR and former parent Halliburton alleging she was drugged and raped by fellow KBR employees in 2005, is one among a number of women who have accused the companies of tolerating abusive behavior. No criminal charges have been filed in her case.
(http://www.reuters.com/articlePrint?articleId=USN10534177; The Nation, 4-3-08)

We recommend our company base its human rights policies on the Universal Declaration of Human Rights, the International Labor Organization’s Core Labor Standards, and the United Nations Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights.
(http://www1.umn.edu/humanrts/links/commentary.Aug2003.html)

RESOLVED:  Shareholders request management to review its policies related to human rights to assess areas where the company needs to adopt and implement additional policies and to report its findings, omitting proprietary information and prepared at reasonable expense, by December 2010.

Supporting Statement:

We recommend the review include:

1. Risk assessment to determine the potential for human rights abuses in locations, such as the Middle East, Nigeria, Indonesia and other civil strife/war-torn areas, where the company operates.

2. A report on the current system in place to ensure that the company’s contractors and suppliers are implementing human rights policies in their operations, including monitoring, training, addressing issues of non-compliance and assurance that trafficking-related concerns have been addressed.

3. Halliburton’s strategy of engagement with internal and external stakeholders.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

We have adopted a policy statement on human rights which is set forth below and can also be found on our website at www.halliburton.com/AboutUs/default.aspx?navid=977&pageid=2336.

Halliburton Human Rights Policy Statement

Halliburton operates in approximately 70 countries around the world, with stockholders, customers, suppliers, and employees that represent virtually every race or national origin, and an associated multitude of religions, cultures, customs, political philosophies, and languages. This diversity reflects Halliburton’s belief in the dignity, human rights, and personal aspirations of all people as the foundation of our culture of business excellence.

We have long addressed our belief in human dignity, human rights, and fairness in our employment practices, non-discrimination policies, minimum age requirements, fair compensation policies, and our policies on health, safety, and security of our employees and our facilities. Halliburton clearly communicates its support for these issues, and other related topics in our Code of Business Conduct.

Halliburton’s Code of Business Conduct, its business values, and culture are influenced by, and reflect a fundamental respect for human rights and freedoms. Halliburton supports these beliefs and core values in our respect for, and compliance with local laws, regulations, and customs in all locations where we do business. Although we respect the sovereignty of governments throughout the world, and the responsibility of such governments to protect the rights, welfare, and health of its citizens, we also expect that our employees will always abide by the both the letter and spirit of our Code of Business Conduct and other Company policies and processes, in all of their dealings all over the world.

We believe that our policy statement is sufficient, and, because we maintain and enforce these policies through our Code of Business Conduct, further assessment and reporting is not necessary.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

† † † † † † † † †

STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS

(Item 4)

Trillium Asset Management, located at 711 Atlantic Avenue, Boston, MA 02111-2809, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders on behalf of its client, Alexandra Lorraine. Trillium’s supporting statement for the resolution and the Board’s statement in opposition are set forth below. Trillium represents that as of December 7, 2009, Ms. Lorraine beneficially owned more than $2,000 of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Resolved, that the shareholders of Halliburton (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Halliburton, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Halliburton is committed to complying with the letter and spirit of all laws and regulations governing federal and state political contributions and adhering to the highest standards of ethics and transparency in engaging in any political activities. Examples of Halliburton’s political activities are the Halliburton Political Action Committee (HALPAC) and participation in industry trade associations, which may engage in political activity on behalf of their membership.

HALPAC makes political contributions, including contributions to federal officials; however, employees voluntarily contribute personal funds to HALPAC, not corporate funds. The activities of HALPAC are subject to regulation by the federal government, including detailed disclosure requirements. For example, as required by federal law, HALPAC files monthly reports with the Federal Election Commission (FEC) reporting all political contributions, and also files pre-election and post-election FEC reports. Moreover, all political contributions over $200.00 are required to be disclosed and the identity of the donor and the recipient are available to any member of the public from the FEC.

Political contributions by HALPAC and Halliburton are also subject to regulation at the state government level. And although some states permit corporate contributions to candidates of political parties, all states require that recipients of any political contributions from corporations, HALPAC, or other sources to generally disclose the identity of donors and the dollar amount of the contributions.

Additionally, Halliburton, like most United States corporations, participates in certain industry trade organizations with purposes that include, but are not limited to, enhancement of the public image of our industry, education about the industry, education about issues that affect the industry, industry best practices and standards, and leading industry products and technologies. Many of the trade organizations also engage in legislative activity related to matters that affect the industry as a whole, not specific companies. Specifically, Halliburton, as one of many members in various trade associations, does not direct the legislative activities, if any, of any trade organization of which it is a member.

The Board believes that it is in our best interests and those of our stockholders that we participate in the political process by engaging in government relations programs to educate and inform public officials about our position on issues significant to our business. Although we believe that political contributions can represent a valuable element of any governmental relations program, it is against federal law to contribute corporate funds to federal candidates and, consequently, Halliburton makes no such contributions. Because the Company does not contribute corporate funds to HALPAC, and because the issues that trade organizations advocate for are not Halliburton specific or directed by Halliburton management, the Board believes that additional reports requested in the proposal would result in an unnecessary and unproductive use of Halliburton’s time and resources.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION POLICIES

(Item 5)

Gerald R. Armstrong, located at 910 Sixteenth Street, No. 412, Denver, CO 80202-2917, has notified Halliburton that he intends to present the resolution set forth below to the Annual Meeting for action by stockholders. His supporting statement for the resolution and the Board’s statement in opposition are set forth below. As of December 4, 2009, Mr. Armstrong beneficially owned 200 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

RESOLUTION

That the shareholders of HALLIBURTON COMPANY request its Board of Directors to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared and submitted by Company Management, seeking an advisory vote of shareholders to ratify and approve the board’s Compensation Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

STATEMENT

As a shareholder, I am concerned about the levels of compensation afforded our top management and members of the Board of Directors, who are to be independent, while the dividends of HALLIBURTON seem to be frozen into the past.

The following table summarizes compensation paid our executives:

	2008	2007	2005

David Lesar	$17,876,739	$17,023,538	$10,001,873
Mark McCollum	2,420,905	1,861,905	1,916,949
Albert Cornelison, Jr.	3,989,588	3,500,511	3,814,196
C. Christopher Gaut	4,756,115	4,205,192	3,931,114
James Brown	2,225,914
Andrew Lane			4,147,012

Last year’s proxy statement shows that there were nine meetings of the Board of Directors and that the average compensation paid directors was $361,927.16 which was complemented with dividend equivalents and matching funds for certain charitable contributions. Some directors were also taking part in a pension program which the proponent of this proposal believes could compromise their independence.

In the thirty-four pages of discussion on compensation in the proxy statement, it lists “Hewitt Associates” as the independent compensation consultant for the past years. “Hewitt Associates” apparently was appointed by the Board of Directors to review executive compensation and possibly its own compensation.

As noted by former CEO Jerry Levin of Time Warner, “I think it is time to relook at exactly how CEOs are paid.” He blasted compensation consultants for making salary decisions based on “another CEO who may not be worth the $10,000,000. he or she is getting.” The proxy statement discusses the consultant’s role in relying upon compensation of peers.

The executive compensation feast not only includes entrees of salary and bonus, but adds appetizers, hors d’oeuvres, and desserts which include:

 — Stock awards
 — Stock Option grants
 — Annual Performance Pay Plan
 — Net Operating Value Added Plan
 — Long-term Incentives
 — Performance Unit Program
 — Retirement and Savings Plans

 — Elective Deferral Plan
 — Benefit Restoration Plan
 — Defined Benefit Pension Plan
 — Health Care Insurance
 — Country Club memberships
 — Executive Financial Planning
 — Security assessments at personal residence(s)
 — Non-Equity Incentive Plan Compensation
 — Restricted stock dividends
 — Halliburton Political Action Committee (matching funds)
 — Pension equalizer program
 — Tax equalization payments
 — Golden Parachutes

Nell Minow of The Corporate Library stated: “If the Board can’t get the executive compensation right, its been shown it won’t get anything else right either.”

The proponent believes that “enough is enough” and that at HALLIBURTON “enough has become too much” and he would like to vote on this issue. If you agree, please vote “FOR” this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement of opposition is as follows:

The proposal asks for an advisory vote of stockholders to ratify and approve the Compensation Committee Report and the executive compensation policies and practices in the Compensation Discussion and Analysis.

The Compensation Committee Report is required by SEC rules, is submitted over the names of the Committee members, and addresses that the Committee:

•	reviewed and discussed the Compensation Discussion and Analysis with Halliburton management; and
•	based on such review and discussions, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement,

so it is hard to determine the purpose of an advisory vote on this SEC mandated disclosure.

Regarding the compensation policies and practices aspect of the proposal, Halliburton is aware that some stockholders are in favor of advisory votes on total compensation paid to company executives, but that is not what is proposed by Mr. Armstrong. As a result, the vote on the proposal will not provide the Board and the Compensation Committee with information concerning stockholders’ thoughts on either Halliburton’s executive compensation policies or the amount of compensation earned by executives.

If stockholders have concerns about compensation at Halliburton, those specific concerns are better directed to the Board as described on page 8 of this proxy statement. Further, our policies and practices regarding executive compensation remain unchanged from those described in last year’s proxy statement for the 2009 annual meeting of stockholders. At the 2009 annual meeting, stockholders overwhelmingly approved amendments to our Stock and Incentive Plan under which we provide long-term incentives. These long-term incentives constitute the majority of our executives’ compensation.

There are various bills pending before Congress that address advisory votes on compensation. If any of these bills are implemented, the resulting votes can be evaluated by our Board and Compensation Committee in the context of similar votes at other companies.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON SPECIAL SHAREOWNER MEETINGS

(Item 6)

William Steiner, located at 112 Abbottsford Gate, Piermont, NY 10968, has notified Halliburton that he intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. His supporting statement for the resolution and the Board’s statement in opposition are set forth below. As of November 6, 2009, Mr. Steiner beneficially owned 3,600 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 54%-support at our 2009 annual meeting and proposals often win higher votes on subsequent submissions. The Council of Institutional Investors www.cii.org recommends that management adopt shareholder proposals upon receiving their first majority vote.

This proposal topic also won more than 60% support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY) and Motorola (MOT). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “Very High Concern” in Executive Pay — $20 million for David Lesar. Mr. Lesar received $8 million in non-equity incentive compensation (NEIC), when our company’s stock price lost half of its value in a year. Although our company reported that Mr. Lesar exceeded his goals, shareholders had not yet benefited from Mr. Lesar exceeding his goals. Mr. Lesar also had very high all other compensation (AOC) — more than $1 million including $170,000 for personal trips by private-jet and $200,000 for charity.

We had no shareholder right to cumulative voting, act by written consent, call a special meeting, or an independent chairman. Shareholder proposals addressing all or some of these topics have received majority votes at other companies and would be excellent topics for our next annual meeting.

Directors David Lesar, Landis Martin, Jay Precourt and Debra Reed were designated as “Flagged (Problem) Directors” by The Corporate Library due to their Halliburton stewardship when Halliburton units filed bankruptcy. These directors also held 4 seats on our key audit, nomination and executive pay committees. Landis Martin (also our Lead Director) and Jay Precourt received our most against-votes in 2009.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings — Yes on 6.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

In response to the proposal and a similar proposal voted on by stockholders at the 2009 annual meeting, the Board amended Halliburton’s By-laws. The amended By-laws provide that a stockholder owning at least ten percent (10%) of the company’s common stock or two or more stockholders owning in the aggregate at least twenty-five percent (25%) of the company’s common stock can call a special meeting.

The Board does not believe it is appropriate for a group of holders of only 10% of our common stock to have an unlimited ability to call special meetings for any purpose at any time. If a group of holders of only 10% of our outstanding stock can call special meetings, this could enable stockholder activists or special interest groups to disrupt our operations with an agenda not in the best interests of Halliburton or its long-term stockholders. Special meetings also impose substantial costs on us. Preparing for stockholder meetings requires significant time and attention of the Board of Directors, members of senior management and numerous employees, diverting their attention from operating the company. Calling special meetings of stockholders is not a matter to be taken lightly, and special meetings should be used only to handle extraordinary events that cannot wait until the next annual meeting.

The Board thinks that the amended By-laws adopt appropriate thresholds for the calling of special meeting by stockholders.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

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ADDITIONAL INFORMATION

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws). To be timely, a stockholder’s notice for matters to be brought before the Annual Meeting of Stockholders in 2011 must be delivered to or mailed and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2010 Annual Meeting of Stockholders, or no later than February 18, 2011 and no earlier than January 19, 2011. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Halliburton’s proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $13,000 and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton’s stock.

Stockholder Proposals for the 2011 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2011 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Halliburton’s Vice President and Corporate Secretary at 3000 N. Sam Houston Parkway E., Bldg. J-4, Houston, TX 77032, no later than December 6, 2010. The 2011 Annual Meeting will be held on May 19, 2011.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by stockholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Sherry D. Williams
Vice President and Corporate Secretary

April 5, 2010

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Revised as of March 20, 2010

The Board has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines are reviewed annually by the Nominating and Corporate Governance Committee and revised, as appropriate.

I.	GOVERNANCE RESPONSIBILITIES

The Board of Directors believes that the primary responsibility of the Directors is to provide effective governance over Halliburton’s affairs for the benefit of its stockholders. That responsibility includes:

A.	Evaluate the performance of the Chief Executive Officer and take appropriate action, including removal, when warranted. Specifically, the Board will:

1.	In an executive session, each year, the Lead Director shall facilitate the discussion of the Board to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the outside Directors take into consideration the executive’s performance in both qualitative and quantitative areas, including:

a) Leadership and vision;

b) Integrity;

c) Keeping the Board informed on matters affecting Halliburton and its operating units;

d)	Performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

e) Development and implementation of initiatives to provide long-term economic benefit to Halliburton;

f) Accomplishment of strategic objectives; and

g) Development of management.

The Lead Director will communicate the evaluation to the Chief Executive Officer. The Compensation Committee will review the evaluation of the Chief Executive Officer in the course of its deliberations and before it provides a recommendation to the full Board of Directors for the Chief Executive Officer’s Compensation for the upcoming year.

2.	Set the Chief Executive Officer’s compensation for the next year based upon a recommendation from the Compensation Committee.

B. Select, evaluate, and set the compensation of executive management of Halliburton.

C.	Annually review and evaluate the succession plans and management development programs for all members of executive management, including the Chief Executive Officer. Specifically, the Board will oversee a Chief Executive Officer succession management process, which will:

1. Develop criteria for the CEO position that reflects Halliburton’s business strategy;

2. Utilize a formal assessment process to evaluate CEO candidates;

3. Identify and develop internal candidates for the CEO position;

4. Ensure non-emergency CEO planning at least three (3) years before an expected transition;

5. Develop and maintain an emergency CEO succession plan;

6. Publish a report on succession planning to stockholders in Halliburton’s annual proxy statement.

D.	Conduct periodic review and approval of strategic and business plans and monitor corporate performance against such plans.

E.	Review applicable laws and regulations; Halliburton maintenance of accounting, financial, disclosure, and other controls; and the adequacy of compliance systems and controls, and adopt policies to govern corporate conduct and compliance.

F. Review matters of corporate governance.

G. Conduct an annual evaluation of the overall effectiveness of the Board.

II.	BOARD STRUCTURE:

A.	Chairman of the Board and Chief Executive Officer: The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to shareholders for the overall management and functioning of Halliburton.

B.	Lead Director: The Lead Director is elected by and from the independent outside Directors. The Lead Director of the Board shall preside at each executive session of the outside Directors and, in his or her absence, the outside Directors shall select one of their number to preside. The Lead Director is responsible for periodically scheduling and conducting separate meetings and coordinating the activities of the outside Directors, providing input into agendas for Board meetings and performing various other duties as may be appropriate, including advising the Chairman of the Board.

C.	Director Independence: the Nominating and Corporate Governance Committee will review the definition of independence and compliance with this policy periodically.

1.	The Board believes that as a matter of policy two-thirds of the members of the Board should be independent Directors. In order to be independent, a Director cannot have a material relationship with Halliburton. A Director will be considered independent if he or she:

a)	has not been employed by Halliburton or its affiliate in the preceding three years and no member of the Director’s immediate family has been employed as an executive officer of Halliburton or its affiliates in the preceding three years;

b)	has not received, and does not have an immediate family member that has received for service as an executive officer of Halliburton, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from Halliburton, other than director’s fees, committee fees or pension or deferred compensation for prior service;

c)	(i) is not a current partner or employee of Halliburton’s independent auditor and (ii) was not during the past three calendar years a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

d)	does not have an immediate family member who (i) is a current partner of Halliburton’s independent auditor, (ii) is a current employee of Halliburton’s independent auditor who personally works on Halliburton’s audit and (iii) was during the past three calendar years, a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

e)	is not a current employee of a customer or supplier of Halliburton or its affiliates and does not have an immediate family member who is a current executive officer of such customer or supplier that made payments to, or received payments from, Halliburton or its affiliates in an amount which exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenues within any of the preceding three years;

f)	has not been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

2.	All Directors complete independence questionnaires at least annually and the Board makes determinations of the independence of its members.

D.	Employee Directors: The Board believes that employee Directors should number not more than two (2). While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

E.	Size of the Board: The Board believes that, optimally, the Board should number between ten (10) and fourteen (14) members. The By-laws prescribe that the number of Directors will not be less than eight (8) nor more than twenty (20).

F.	Service of Former CEOs and Other Former Employees on the Board: Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

G.	Annual Election of All Directors: As provided in Halliburton’s By-laws, all Directors are elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors shall be elected by a plurality vote. Should a Director’s principal title change during the year, he or she must submit a letter of Board resignation to the Chairman of the Nominating and Corporate Governance Committee who, with the full Committee, shall have the discretion to accept or reject the resignation.

H.	Process for the Selection of New Directors: The Board is responsible for filling Board vacancies that may occur between annual meetings of stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Corporate Secretary, as described in our proxy statement. The Nominating and Corporate Governance Committee also considers whether to nominate persons put forward by stockholders pursuant to Halliburton’s By-laws relating to stockholder nominations, Section 6.

When it is necessary to add a Director to the Board, the Nominating and Corporate Governance Committee, in consultation with the Board, determines the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines the appropriate method to evaluate the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed in item I below. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience, and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. One or more members of the Committee and others as appropriate perform candidate interviews. Once the evaluation and interview are completed, the Committee recommends to the Board of Directors which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

I.	Board Membership Criteria: Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

1.  Personal characteristics:

a)  Highest personal and professional ethics, integrity and values;

b)  An inquiring and independent mind; and

c)  Practical wisdom and mature judgment.

2.	Broad training and experience at the policy-making level in business, government, education or technology.

3.	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

4.	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

5.	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations.

6.	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

7.	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Board annually evaluates nominees for election and reelection to ensure they meet the above criteria.

J.	Diversity: The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Personal experience and background, race, gender, age and nationality are reviewed for the Board as a whole, and diversity in these factors may be taken into account in considering individual candidates.

K.	Director Tenure: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will perform an annual review of each Director’s continuation on the Board in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director. As a condition to being nominated by the Board for continued service as a Director, each incumbent Director nominee shall sign and deliver to the Board an irrevocable letter of resignation, in a form satisfactory to the Board. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. The resignation letter is limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. Such resignation shall only be effective upon acceptance by the Board of Directors. Each non-incumbent Director nominee shall agree upon his or her election as a Director to sign and deliver to the Board such irrevocable letter of resignation. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender a letter of resignation as described above, promptly following their appointment as a Director. The Board’s expectation is that any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

L.	Director Retirement: It is the policy of the Board that each outside Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second (72nd) birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless the Board approves continued service as a Director.

M.	Director Compensation Review: It is appropriate for executive management of Halliburton, assisted by an independent compensation consultant, to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton’s Director compensation practices in relation to other companies of comparable size and Halliburton’s competitors.

N.	Changes to Director Compensation: Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

O.	Form and Amount of Director Compensation: The Nominating and Corporate Governance Committee annually reviews the competitiveness of Halliburton’s Director compensation practices. In doing so, the Committee, with the assistance of an independent compensation consultant, compares Halliburton’s practices with those of its comparator group, which includes both peer and general industry companies. Specific components reviewed include: cash compensation, equity compensation, benefits, and perquisites. Information is gathered directly from published proxy statements of comparator group companies. Additionally, the Committee utilizes external market data gathered from a variety of survey sources to serve as a reference point against a broader group of companies. Determinations as to the form and amount of Director compensation are based on Halliburton’s competitive position resulting from this review.

P.	Annual Meeting Attendance: It is the policy of the Board that all Directors attend the Annual Meeting of Stockholders and Halliburton’s annual proxy statement shall state the number of Directors who attended the prior year’s Annual Meeting.

III.  OPERATION OF THE BOARD MEETINGS

A.	Executive Sessions of Outside Directors: During each regular Board meeting, the outside Directors meet in scheduled executive sessions, presided over by the Lead Director.

B.	Frequency of Board Meetings: The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings. Director attendance is evaluated as part of the annual Director assessment process.

C.	Attendance of Non-Directors at Board Meetings: The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

D.	Board Access to Management: Directors have open access to Halliburton’s management. In addition, members of Halliburton’s executive management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (i) can provide additional insight into matters being considered or (ii) represent managers with future potential whom executive management believe should be given exposure to the members of the Board.

E.	Board Access to Independent Advisors: The Board has the authority to retain, set terms of engagement, and dismiss such independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.

F.	Conflicts of Interest: If an actual or potential conflict of interest develops because of significant dealings or competition between Halliburton and a business with which the Director is affiliated, the Director should report the matter immediately to the Chairman of the Board for evaluation by the Board. A significant conflict must be resolved or the Director should resign. If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse him or herself from participation in the discussion and shall not vote on the matter.

G.	Strategic and Business Planning: Strategic and business plans will be reviewed annually at one of the Board’s regularly scheduled meetings.

H.	Agenda Items for Board Meetings: The Chairman of the Board and Chief Executive Officer prepares a draft agenda for each Board meeting and the agenda and meeting schedule are submitted to the Lead Director for approval. The other Board members may suggest items for inclusion on the agenda and each Director may also raise at any Board meeting, subjects that are not on the agenda.

I.	Board/Committee Forward Calendars: A forward calendar of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. The Board or Committee shall annually review the recurring events calendars and may change or revise them as deemed appropriate.

J.	Advance Review of Meeting Materials: In advance of each Board or Committee meeting, a proposed agenda will be distributed to each Director. In addition, to the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of the meeting. The Lead Director approves information distributed to the Directors. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton’s business, performance, and prospects. It is each Director’s responsibility to review the meeting materials and other information provided by Halliburton.

IV.	COMMITTEES OF THE BOARD

A.	Number and Types of Committees: A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

B.	Standing Committees: The Board has established the following standing Committees: Audit, Compensation, Health, Safety and Environment, and Nominating and Corporate Governance. Each Committee’s charter is to be reviewed annually by the Committee and the Board.

C.	Composition of Committees: It is the policy of the Board that only outside Directors serve on Board Committees. Further, only independent Directors serve on the Audit; Compensation; and the Nominating and Corporate Governance Committees.

D.	Interlocking Directorates: A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE, and IRS rules and regulations.

E.	Committee Rotation: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, recommends annually to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Nominating and Corporate Governance Committee takes into consideration the need for continuity, subject matter expertise, applicable SEC, IRS, or NYSE requirements, tenure, and the desires of individual Board members.

F.	Frequency and Length of Committee Meetings: Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

G.	Committee Agendas/Reports to the Board: Members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward calendar of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

Reports on each Committee meeting are made to the full Board. All Directors are furnished copies of each Committee’s minutes.

V.	OTHER BOARD PRACTICES

A.	Director Orientation and Continuing Education: An orientation program has been developed for new Directors which includes comprehensive information about Halliburton’s business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Halliburton provides annual continuing education courses on business unit product and service line operations.

B.	Board Interaction with Institutional Investors and Other Stakeholders: The Board believes that it is executive management’s responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

C.	Stockholder Communications with Directors: To foster better communication with Halliburton’s stockholders, Halliburton established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE, and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, P.O. Box 42806, Houston, Texas 77242-2806, USA), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on Halliburton’s website, www.halliburton.com, under “Corporate Governance”.

Halliburton’s Director of Business Conduct, a Company employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and communications addressed to a named Director are promptly sent to the Director. A report summarizing all communications is sent to each Director quarterly and copies of communications are available for review by any Director.

D.	Periodic Review of these Guidelines: The operation of the Board of Directors is a dynamic and evolving process. Accordingly, the Nominating and Corporate Governance Committee will review these Guidelines periodically and any recommended revisions will be submitted to the full Board for consideration and approval.

DIRECTIONS TO THE HOUSTONIAN

From Bush Intercontinental Airport — Houston:

•	Exit the Airport on JFK Blvd.

•	Follow the signs to Sam Houston Tollway/Beltway 8 West.

•	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).

•	Take I-45 South to Loop 610 West.

•	Loop 610 West becomes Loop 610 South.

•	Follow Loop 610 South to the Woodway exit.

•	Make a right on Woodway to N. Post Oak Lane (1st signal).

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

From Houston Hobby:

•	Exit airport going right on Airport Blvd. — 1.9 miles.

•	Go under freeway and turn left and get on I-45 North.

•	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.

•	Exit Memorial and go to the light and turn left and get on Memorial.

•	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.

•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

HALLIBURTON COMPANY

INTERNET
http://www.proxyvoting.com/hal
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼	FOLD AND DETACH HERE	▼
If no direction is made, this proxy will be Voted “FOR” the nominations listed in item 1 and “FOR” item 2, and Voted “AGAINST” items 3, 4, 5 and 6.

The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” proposal 2.	Please mark your votes as indicated in this example	X
Item 1. Election of Directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 A.M. Bennett	☐	☐	☐	1.6 J.T. Hackett	☐	☐	☐	Item 2 Proposal for Ratification of the Selection of Auditors.	☐	☐	☐

1.2 J.R. Boyd	☐	☐	☐	1.7 D.J. Lesar	☐	☐	☐

1.3 M. Carroll	☐	☐	☐	1.8 R.A. Malone	☐	☐	☐	To vote in accordance with the Board of Directors’ recommendations just sign below; no boxes need to be checked.

1.4 N.K. Dicciani	☐	☐	☐	1.9 J.L. Martin	☐	☐	☐

1.5 S.M. Gillis	☐	☐	☐	1.10 D.L. Reed	☐	☐	☐

I PLAN TO ATTEND THE ANNUAL MEETING	☐
YES

The Board of Directors recommends votes “AGAINST” proposals 3, 4, 5 and 6.

	FOR	AGAINST	ABSTAIN

Item 3 Proposal on Human Rights Policy.	☐	☐	☐

Item 4 Proposal on Political Contributions.	☐	☐	☐

Item 5 Proposal on Executive Compensation Policies.	☐	☐	☐

Item 6 Proposal on Special Shareowner Meetings.	☐	☐	☐

Item 7 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Halliburton Company account online.
Access your Halliburton Company account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Halliburton Company, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends

•	View certificate history	•	Make address changes

•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time
Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/hal

▼	FOLD AND DETACH HERE	▼
HALLIBURTON COMPANY
PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints D.J. Lesar, A.O. Cornelison, Jr. and S.D. Williams, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, May 19, 2010, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 5, 2010, is acknowledged.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposal set forth in Item 2 and AGAINST the Proposals set forth in Items 3, 4, 5 and 6.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

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